As filed with the Securities and Exchange Commission on May 4, 2005

No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AETHER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6189 (Primary Standard Industrial Classification Code Number)	20-2783217 (I.R.S. Employer Identification No.)

621 E. Pratt Street, Suite 601

Baltimore, MD 21202
(443) 573-9400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

DAVID C. REYMANN

Chief Financial Officer and Secretary
621 E. Pratt Street, Suite 601
Baltimore, MD 21202
(443) 573-9400:
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

MARK D. DIRECTOR, ESQ.

Kirkland & Ellis LLP
655 15th Street, N.W., Suite 1200
Washington, DC 20005
(202) 879-5000

Approximate date of commencement of proposed sale to the public: Upon consummation of the reorganization described herein.

      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.     ☐

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered (1)	Per Unit (2)	Offering Price	Fee

Common Stock, $0.01 par value	44,008,946	$3.25	$143,029,075	$16,834.52

(1)	Based upon an estimate of the maximum number of shares of common stock, $0.01 par value per share, of Aether Holdings, Inc. that will be exchanged for shares of common stock, $0.01 par value, of Aether Systems, Inc. pursuant to the reorganization described below.
(2)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, and calculated pursuant to Rules 457(c) and 457(f) under the Securities Act of 1933, as amended, based on the average of the high and low prices for Aether’s common stock on May 2, 2005, as reported on the Nasdaq National Market.

      The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROXY STATEMENT/ PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROXY STATEMENT/ PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES NOR IS IT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER AND SALE ARE NOT PERMITTED. THIS PROXY STATEMENT/ PROSPECTUS DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION.

SUBJECT TO COMPLETION DATED MAY 4, 2005

[date], 2005

Dear Stockholder:

     On behalf of the Board of Directors and management of Aether Systems, Inc., I cordially invite you to the Annual Meeting of Stockholders, to be held on [day], [date], 2005, at the Renaissance Harborplace Hotel, 202 East Pratt Street, Baltimore, MD 21202 at 10:00 a.m. At the Annual Meeting, you will be asked to:

(1)	approve a transaction intended to help protect the long-term value to our company of our substantial net operating loss and capital loss carryforwards;

(2)	elect seven members of the Board of Directors, each for a one-year term;

(3)	ratify the appointment of KPMG LLP as our independent accountants;

(4)	approve the adjournment of the meeting, if necessary, to solicit additional proxies in favor of any of the proposals above; and

(5)	transact such other business as properly comes before the Annual Meeting.

     In addition to the customary actions of electing the members of our Board of Directors and ratifying the appointment of our independent accountants, at this year’s Annual Meeting we are seeking stockholder approval of a transaction intended to protect the long-term value of our net operating loss and capital loss carryforwards.

     As we have discussed in our previous press releases and public filings, we have substantial net operating and capital loss carryforwards. We consider these loss carryforwards to be an important part of our overall strategy because they can be used to reduce the amount of income tax we would be required to pay in the future on earnings from our business. Under U.S. tax laws, certain changes in the ownership of our company’s stock could, over time, result in significant limitations being imposed on our ability to use these loss carryforwards — thereby reducing their long-term value to us. Because we consider these loss carryforwards to be important assets that can provide our company with substantial value in the future, we feel it is important to protect our ability to use them. For this reason, our board of directors, after discussing the situation with our outside professional advisors, decided to approve and recommend for your approval the transaction described in the attached proxy statement/ prospectus.

     As discussed in the attached proxy statement/ prospectus, the purpose of this transaction is to protect the value of our loss carryforwards by limiting certain ownership transfers that, over time, could reduce the value of our loss carryforwards. In addition to a detailed description of the proposed transaction, the attached proxy statement/ prospectus also includes (on page 15) diagrams of the proposed transaction. To summarize, we have formed two new subsidiaries — Aether Holdings, Inc. and Aether Merger Sub, Inc. They are both Delaware corporations, like Aether. Under the terms of a short agreement, we would complete a merger between Aether and Aether Merger Sub, Inc. that would result in Aether becoming a wholly owned subsidiary of Aether Holdings, Inc. In the merger, each share of your existing Aether common stock would be exchanged for one share of Aether Holdings common stock. (Aether Merger Sub would cease to exist following the merger.) In addition, the consolidated assets and liabilities of Aether Holdings immediately after the merger would be the same as the consolidated assets and liabilities of Aether immediately prior to the merger. This merger (also called a reorganization) requires the approval of the holders of a majority of our outstanding shares of common stock, and we are sending the attached proxy statement/ prospectus to you to solicit your support for this transaction.

     If this transaction is approved and completed, for you, our stockholders, the only changes you are likely to notice are the following:

•	You would become shareholders of Aether Holdings, Inc., rather than of Aether. Each share of Aether common stock that you now own would be exchanged for one share of common stock of Aether Holdings, Inc., so that your ownership interest in Aether Holdings, Inc. will be the same as your ownership interest in Aether. Following the reorganization, you will be asked to exchange your Aether shares for an equal number of shares of common stock of Aether Holdings, Inc. If you have certificates for your shares, you will receive certificates of Aether Holdings, Inc.

•	Shares of Aether Holdings, Inc. will be subject to transfer restrictions designed to protect our tax loss carryforwards. However, as long as you own less than 5% of the outstanding shares of Aether

Holdings, Inc., these transfer restrictions generally will not affect you. The transfer restrictions are described in detail beginning on page 21 of the attached proxy statement/ prospectus, and the complete transfer restrictions are included in Appendix B to the attached proxy statement/ prospectus.

      Immediately following the reorganization, the only assets and liabilities of Aether Holdings, Inc. will be 100% of the stock of Aether. Therefore, as stockholders of Aether Holdings, Inc., you will continue to own 100% of Aether — through your ownership of Aether Holdings, Inc. The certificate of incorporation and the by-laws of Aether Holdings, Inc. will be virtually identical to Aether’s, except that they will now include the transfer restrictions described in detail in the attached proxy statement/ prospectus. The directors and executive officers of Aether Holdings, Inc. will be the same as the directors and executive officers of Aether. In addition, we will remain a publicly traded company, with the Aether Holdings common stock listed and traded on the Nasdaq National Market under the symbol “AETH” — the same symbol under which our common stock now trades.

      We believe this transaction is an important part of our company’s future, and we hope you will agree to support it.

      Before deciding how to vote, you should review the attached proxy statement/ prospectus for a detailed explanation of the reorganization and the transfer restrictions. You should also review the appendices to the proxy statement/ prospectus, which contain the complete terms and conditions of the reorganization and the complete transfer restrictions, and our annual report on Form 10-K/A, which we have included for your convenience.

      Our board of directors recommends that you vote FOR the reorganization, the election of the board’s nominees for director and for approval of KPMG LLP as our independent accountants.

      Whether or not you plan to attend the Annual Meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. Failure to return a properly executed proxy card or to vote at the Annual Meeting will have the same effect as a vote “AGAINST” the reorganization. If you attend the Annual Meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

Sincerely,

David S. Oros
Chairman of the Board
and Chief Executive Officer

Your Vote is Important.

Please execute and return the enclosed proxy promptly,

whether or not you plan to attend the Annual Meeting.

      Neither the Securities and Exchange Commission nor any state securities commission has approved the common stock to be issued under this proxy statement/prospectus or has determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated [date], 2005,

and is first being mailed to stockholders on or about [date], 2005.

AETHER SYSTEMS, INC.

621 E. PRATT STREET, SUITE 601
BALTIMORE, MARYLAND 21202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON [DATE], 2005

DATE:	[date], 2005
TIME:	10:00 a.m. local time
PLACE:	Renaissance Harborplace Hotel 202 East Pratt Street Baltimore, MD 21202

YOUR VOTE AT THE ANNUAL MEETING IS IMPORTANT TO US

      Notice is hereby given that the 2005 Annual Meeting of stockholders Aether Systems, Inc. will be held on [day], [date], 2005 at the Renaissance Harborplace Hotel, 202 East Pratt Street, Baltimore, MD 21202 at 10:00 a.m. local time. At the Annual Meeting, we will ask you to:

1.	consider and vote upon a proposal to adopt an agreement and plan of reorganization pursuant to which Aether Systems, Inc. will become a wholly owned subsidiary of Aether Holdings, Inc., a newly formed Delaware corporation, and each outstanding share of Aether common stock will be exchanged for one share of common stock of Aether Holdings, Inc.;

2.	elect seven directors, each for a one-year term;

3.	ratify the Board of Directors’ selection of KPMG LLP as Aether’s independent public accountants for the 2005 fiscal year;

4.	approve the adjournment of the meeting, if necessary, to solicit additional proxies in favor of any of the proposals above; and

5.	conduct any other business that properly comes before the meeting or any adjournments or postponements thereof.

      Your board of directors has approved and recommends that you vote “FOR” all of the proposals that are described in the attached proxy statement/prospectus.

      Only holders of record of common stock as of the close of business on May 23, 2005 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. This notice and proxy statement/prospectus are first being mailed to stockholders on or about [date], 2005.

      Stockholders are urged to carefully review the information contained in the enclosed proxy statement/prospectus prior to deciding how to vote their shares at the Annual Meeting.

      Your participation in the Annual Meeting, in person or by proxy, is especially important. Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card promptly.

      Please do not send any stock certificates to us at this time. If the reorganization is completed, you will receive a letter of transmittal and instructions regarding the exchange of your Aether stock certificates for certificates of stock in Aether Holdings, Inc.

      If you attend the Annual Meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card. Simply attending the Annual Meeting, however, will not revoke your proxy, you must vote at the Annual Meeting. If you do not attend the Annual Meeting, you may still revoke your proxy at any time prior to the Annual Meeting by providing a later-dated proxy or by providing me with written notice of your revocation. Your prompt cooperation will be greatly appreciated.

BY ORDER OF THE BOARD OF DIRECTORS

David C. Reymann
Secretary

Baltimore, Maryland

[date], 2005

i

QUESTIONS AND ANSWERS REGARDING THE ANNUAL MEETING

      Set forth below are some key questions and answers to provide you with more information about the annual meeting. These questions and answers are qualified in their entirety by reference to the more detailed information appearing elsewhere in or accompanying this proxy statement/prospectus. We urge you to review the entire proxy statement/prospectus and accompanying materials carefully.

INTRODUCTION

Q:	Why am I receiving this proxy statement/prospectus?

A:	You have received this proxy statement/prospectus and the enclosed proxy card from us because you held shares of our common stock on May 23, 2005.

Q:	What are the proposals I will be voting on at the annual meeting?

A:	As a stockholder, you are entitled to and requested to:

1. approve the agreement and plan of reorganization pursuant to which Aether will become a wholly owned subsidiary of Aether Holdings, Inc., a newly formed Delaware corporation, and each outstanding share of Aether common stock will be exchanged for one share of common stock of Aether Holdings, Inc.;

2. elect seven members of the board of directors, each for a one-year term; and

3. ratify appointment of KPMG LLP as our independent accountants for fiscal year 2005.

Q:	Who is entitled to vote?

A:	Only holders of record shares of common stock on the close of business on May 23, 2005 will be entitled to vote at the annual meeting. On [date], 2005, we began mailing this proxy statement/prospectus to all persons entitled to vote at the annual meeting.

Q:	When and where is the annual meeting being held?

A:	The annual meeting is being held on [day], [month] [date], 2005 at the Renaissance Harborplace Hotel, 202 East Pratt Street, Baltimore, MD 21202, at 10:00 a.m., local time.

THE REORGANIZATION

Q:	Why is Aether proposing the reorganization?

A:	We are proposing the reorganization in order to help protect the long-term value to our company of our substantial net operating loss and capital loss carryforwards, which are an important part of our business strategy. In the reorganization, restrictions on certain transfers of our new common stock will be put in place that will reduce the risk that we would experience an ownership change for tax purposes, which would impose significant limitations on the use of our loss carryforwards.

Q:	What will I receive in the reorganization for my shares of common stock?

A:	You will receive one share of common stock of Aether Holdings, Inc. in exchange for each share of Aether common stock that you hold at the time of the reorganization.

Q:	After the reorganization, will Aether Holdings have the same directors and executive officers that Aether currently has?

A:	Yes. The executive officers of Aether Holdings immediately after the reorganization will be the same as Aether’s current executive officers, and the directors of Aether Holdings immediately after the reorganization will be the directors who are elected at the annual meeting.

Q:	What will be the business of Aether Holdings after the reorganization?

A:	The sole activity of Aether Holdings immediately after the reorganization will be to hold 100% of the stock of Aether. The consolidated assets, liabilities and stockholders’ equity of Aether Holdings immediately following the reorganization will be the same as the consolidated assets, liabilities and stockholders’ equity of Aether immediately prior to the reorganization.

Q:	Will I have appraisal rights in connection with the reorganization?

A:	No. You are not entitled to appraisal rights under Delaware law.

Q:	What will happen to my shares of common stock after the reorganization?

A:	If the reorganization is approved, we will send you a letter of transmittal that will explain how to obtain common stock of Aether Holdings in exchange for your shares of Aether common stock.

Q:	What if I fail to exchange my Aether common stock for common stock of Aether Holdings?

A:	If you fail to surrender your certificates of Aether common stock, you will not receive certificates representing common stock of Aether Holdings. In this case, you will not be entitled to any distributions made with respect to common stock of Aether Holdings, and you will not be able to transfer your Aether Holdings common stock until your Aether common stock is surrendered.

Q:	Will the common stock of Aether Holdings be publicly traded?

A:	Yes. After the reorganization, the Aether common stock will no longer be listed on the Nasdaq National Market, but Aether Holdings common stock will be listed on the Nasdaq National Market for trading under the symbol “AETH.” (Our common stock is currently traded under this same symbol.) We will not complete the reorganization unless and until the Aether Holdings common stock is approved for listing on the Nasdaq National Market.

Q:	What if the reorganization is not approved by the stockholders?

A:	There will be no effect on your shares of Aether stock. However, we will not have the ability to prohibit transfers that could lead to or cause an ownership change. An ownership change could severely limit our ability to use the net operating loss and capital loss carryforwards.

Q:	What are the U.S. federal income tax consequences of the reorganization on the stockholders of Aether?

A:	We will obtain a legal opinion that stockholders will, for federal income tax purposes: (1) recognize no gain or loss upon the receipt of stock of Aether Holdings in exchange for your Aether stock; (2) have an initial tax basis in stock of Aether Holdings received that is the same as your adjusted tax basis in your Aether stock; and (3) have a holding period for stock of Aether Holdings that includes your holding period for your Aether stock.

THE TRANSFER RESTRICTIONS

Q:	What is the purpose of the transfer restrictions?

A:	The purpose of the transfer restrictions is to help preserve the long-term value to our company of our accumulated net operating loss and capital loss carryforwards. The proposed transfer restrictions are designed to prohibit certain transfers of our stock in excess of amounts that, because of provisions of the Internal Revenue Code, could inhibit our ability to use our net operating loss and capital loss carryforwards to reduce our future income tax liability.

Q:	What transfers would be restricted by the proposed restrictions?

A:	The transfer restrictions would restrict any person from buying or selling our stock (or any interest in our stock) if the transfer would result in a stockholder (or several stockholders, in the aggregate, who hold their stock as a “group” under the federal securities laws) owning 5% or more of our stock. The purpose of these restrictions is to limit direct or indirect transfers of stock of Aether Holdings that would affect the percentage of stock that is treated as being owned by “5% shareholders” (within the meaning of section 382 of the Internal Revenue Code). Changes in ownership of our stock by such 5% shareholders can result in limitations on our ability to use our net operating loss and capital loss carryforwards to reduce our future income tax liability.

Q:	Will the transfer restrictions apply to me if I own less than 5% of Aether’s stock?

A:	Yes, but there will be no restrictions on the sale of common stock of Aether Holdings by a stockholder who owns less than 5% of our common stock to a purchaser who, after the sale, also would own less than 5% of our common stock.

Q:	How long will the transfer restrictions remain in effect?

A:	The transfer restrictions will remain in effect until the board determines that our net operating loss and capital loss carryforwards are no longer available to reduce our future income tax liability, which should be the earlier of full usage of the loss carryforwards or their expiration. We estimate that the latest date of expiration of the loss carryforwards is 2024.

Q:	Will the transfer restrictions apply to me if I vote against the reorganization?

A:	Yes, if a majority of holders of our issued and outstanding common stock approve the reorganization, your stock will be subject to the transfer restrictions even if you vote against the reorganization.

Q:	Can I sell my shares before the annual meeting without being subject to the transfer restrictions?

A:	Yes. Transfers of our common stock prior to the completion of the reorganization will not be subject to the transfer restrictions.

Q:	Will the board be able to make exceptions for transfers that would otherwise be restricted?

A:	Yes, the board will have the discretion to approve transfers that would otherwise be restricted. In addition, the board has determined that stockholders that own 5% or more of the common stock of Aether Holdings as of May 4, 2005 will not be prohibited from selling shares received in the reorganization so long as such sales do not create a new 5% stockholder (other than a new public group) or increase the ownership of an existing 5% stockholder.

Q:	Are there risks that I should consider in deciding on how to vote on the reorganization?

A:	Yes, you should carefully read this proxy statement/prospectus, including the factors discussed in the section titled “Risk Factors” beginning on page 26.

VOTING

Q:	What vote is required to approve the reorganization?

A:	Under Delaware law and our by-laws, the affirmative vote of the holders of a majority of our outstanding shares of common stock is required to approve the reorganization.

Q:	What vote is required for the election of directors?

A:	The seven nominees for director who receive the most votes will be elected to our board of directors.

Q:	What vote is required for the ratification of the appointment of KPMG LLP as Aether’s independent accountant for 2005?

A:	KPMG LLP will be ratified as our independent accountant for the 2005 fiscal year if a majority of the shares represented at the annual meeting and eligible to vote ratify the board of director’s appointment of KPMG LLP.

Q:	Who is soliciting my proxy?

A:	Our board of directors.

Q:	How does the board recommend that I vote at the annual meeting?

A:	Our board of directors recommends that you vote “FOR” the reorganization and “FOR” each of the other proposals.

Q:	How is my vote counted if I vote by proxy?

A:	If you decide to vote by proxy, your proxy card will be valid only if you sign, date and return it before the annual meeting to be held on [date] , 2005. You may vote “FOR,” “AGAINST” or

“ABSTAIN.” If you fail to vote “FOR” the reorganization or you “ABSTAIN,” it has the same effect as a vote “AGAINST” the reorganization.

Q:	If my shares are held in “street name,” will my broker be able to vote my shares?

A:	Yes, but only if you provide instructions to your broker on how to vote.

Q:	Can I change my vote after I have mailed my signed proxy card?

A:	Yes, you may change your vote at any time before your shares are voted at the annual meeting. You may change your vote in one of three ways.

1. You may notify the Secretary of Aether in writing before the annual meeting that you wish to revoke your proxy. In this case, please contact Aether Systems, Inc., 621 E. Pratt Street, Suite 601, Baltimore, Maryland 21202, Attention: David C. Reymann, Secretary.

2. You may submit a proxy dated later than your original proxy.

3. You may attend the annual meeting and vote. Merely attending the annual meeting will not by itself revoke a proxy; you must obtain a ballot and vote your shares to revoke the previously submitted proxy.

Q:	Whom can I contact with questions about the reorganization or the annual meeting?

A:	If you have questions about the reorganization or the annual meeting or would like additional copies of this proxy statement/prospectus, you should contact David C. Reymann, Aether’s Chief Financial Officer, at (443) 573-9400.

SUMMARY

      This summary highlights selected information from this proxy statement/prospectus regarding the reorganization and may not contain all of the information that may be important to you in evaluating the proposed reorganization. The information contained in this summary is qualified in its entirety by, and should be read in conjunction with, the detailed information appearing elsewhere in this proxy statement/prospectus and in the appendices. To understand fully the proposed reorganization, we strongly encourage you to read this proxy statement/prospectus, the appendices and our most recent annual report on Form 10-K/ A that accompanies this proxy statement/prospectus. We have included page references in this summary to direct you to a more complete discussion in this proxy statement/prospectus.

Aether (see page 13)	We own and manage a portfolio of mortgage-backed securities. Our principal place of business is at 621 E. Pratt Street, Suite 601, Baltimore, Maryland 21202, telephone: (443) 573-9400.

Aether Holdings (see page 13)	Aether Holdings, Inc. is a Delaware corporation and wholly owned subsidiary of Aether. Aether Holdings was recently formed for the purpose of effecting the reorganization. Aether will be a wholly owned subsidiary of Aether Holdings after the reorganization.

Aether Merger Sub (see page 13)	Aether Merger Sub, Inc. is a Delaware corporation and a wholly owned subsidiary of Aether Holdings. Aether Merger Sub was recently formed for the purpose of effecting the reorganization.

Reasons for the Reorganization (see page 25)	The reorganization is intended to help Aether preserve the long- term value of its net operating loss and capital loss carryforwards, which can be used to reduce its future income tax liability. Under current tax laws, an ownership change could severely limit Aether’s ability to use these tax benefits. Aether cannot currently prevent the occurrence of an ownership change. As a result of the reorganization, our stock would be subject to transfer restrictions intended to decrease the risk that an ownership change would occur.

Reorganization (see page 13)	As depicted in the diagrams on page 15, in the reorganization, Aether Merger Sub will merge with and into Aether, and Aether will be the surviving corporation. As a result, Aether will become a wholly owned subsidiary of Aether Holdings.

At the time of the reorganization,

• you will become a stockholder of Aether Holdings, and each share of your Aether common stock will be automatically converted into the right to receive one share of common stock of Aether Holdings;

• each share of common stock of Aether Holdings will be subject to the transfer restrictions, whether or not you vote in favor of the reorganization;

• each share of Aether Merger Sub common stock held by Aether Holdings will be converted into one share of Aether; and

• each share of common stock of Aether Holdings held by Aether will be cancelled.

After the reorganization, outstanding options to purchase Aether common stock will be exercisable only for common stock of Aether Holdings.

The relative powers, designations, preferences, rights and qualifications of the Aether Holdings common stock as in effect immediately prior to the reorganization will be identical in all respects to our common stock, except for the transfer restrictions described below under the section entitled, “Transfer Restrictions.”

Completion of the reorganization may be deferred by our board of directors or an authorized officer following the annual meeting if the board or an authorized officer determines that deferral would be in the best interests of Aether and its stockholders.

The Agreement and Plan of Reorganization, attached as Appendix A, may be terminated and the reorganization abandoned prior to the filing of the certificate of merger, whether before or after approval by Aether stockholders, if the board determines that the reorganization for any reason would not be in the best interests of Aether and its stockholders.

Management of Aether Holdings (see page 16)	Immediately after the reorganization, the executive officers of Aether Holdings will be the same persons who currently serve as directors and officers of Aether and the directors of Aether Holdings will be the directors who are elected at the annual meeting. There will be no change in the compensation or benefits of the directors or executive officers of Aether as a result of the reorganization. They will continue to receive the same aggregate compensation and benefits as they presently receive from Aether (unless and until such compensation and benefits are changed at some future time by the board of Aether Holdings).

Listing of Aether Holdings Common Stock (see page 15)	The Aether Holdings common stock will be approved for listing on the Nasdaq National Market under the symbol “AETH.”

After the reorganization, Aether’s common stock will be delisted and cease to trade, and Aether Holdings common stock will be listed for trading on the Nasdaq National Market under the symbol “AETH” — the same symbol under which our common stock now trades.

Conditions to the Reorganization (see page 17)	The reorganization is subject to the satisfaction of the following conditions:

• approval by the vote of the holders of a majority of our issued and outstanding common stock;

• receipt of an opinion from counsel with respect to the enforceability of the transfer restrictions under Delaware law and certain federal income tax consequences of the reorganization;

• Aether Holdings common stock having been approved for listing by the Nasdaq National Market; and

• obtaining any other consents, approvals or authorizations deemed necessary or appropriate.

Effective Time (see page 17)	The reorganization will become effective immediately upon the filing of a certificate of merger with the Secretary of State of Delaware, which we expect to occur promptly following approval of the reorganization at the annual meeting.

Transfer Restrictions (see page 21)	The transfer restrictions will prohibit, without prior approval of Aether Holdings’ board of directors, the direct or indirect sale, transfer, disposition, purchase or acquisition of any stock of Aether Holdings (as defined by section 382 of the Internal Revenue Code) by or to any holder:

• who beneficially owns directly or through attribution 5% or more of such stock;

• who, upon the direct or indirect sale, transfer, disposition, purchase or acquisition of any of such stock, would beneficially own directly or through attribution 5% or more of such stock; or

• if the effect of transfer would create a new public group under the Internal Revenue Code.

Any transfer that violates the transfer restrictions will be void as of the date of the purported transfer, and the purported transferee will not be recognized as the owner of the stock. Any stockholder who knowingly violates the transfer restrictions will be liable for any and all damages suffered by Aether Holdings as a result of the violation.

The transfer restrictions will include the right to require a proposed transferee to provide all information reasonably requested regarding such person’s ownership of common stock of Aether Holdings.

Certain pre-existing 5% stockholders will be permitted to dispose of shares of common stock of Aether Holdings received in the reorganization prior to the first public announcement of our intention to seek to implement the transfer restrictions so long as the disposition would not:

• increase the ownership of stock by any person (other than a new public group) to 5% or more of the stock of Aether Holdings or

• increase the ownership of stock owned by any person owning 5% or more of the stock of Aether Holdings.

These permitted transfers include transfers to a public group even though the public group becomes a new public group and is treated as a 5% shareholder under section 382.

The transfer restrictions will remain in effect until the board of directors determines that our net operating loss and capital loss carryforwards are no longer available to reduce our future income tax liability, which should be the earlier of full usage of the loss carryforwards or their expiration. We estimate that the latest date of expiration of the loss carryforwards is 2024.

Risk Factors (see page 26)	There are risks and uncertainties related to the reorganization that you should carefully consider in deciding how to vote on the reorganization. If any of these risks occur, our business and the value of our common stock could be materially adversely affected.

Interests of Directors and Executive Officers (see page 19)	Our executive officers and directors own our common stock and/or options to purchase shares of our common stock and to that extent their interest in the reorganization is the same as that of the other holders of our common stock.

As of April 15, 2005, our directors and executive officers beneficially owned 6,326,080 shares of our outstanding common stock, representing approximately 14% of the outstanding votes of common stock. The vote of holders of a majority of the shares of Aether’s common stock outstanding on the record date is required to approve the reorganization.

Exchange of Certificates (see page 17)	At the effective time of the reorganization, certificates representing our common stock will no longer entitle you to any rights with respect to Aether’s common stock, and each certificate will be deemed to evidence the shares of common stock of Aether Holdings.

As soon as practicable after the completion of the reorganization, Aether Holdings will send to our stockholders a letter of transmittal for use in exchanging Aether common stock for Aether Holdings common stock.

Each certificate of Aether Holdings common stock issued in the reorganization will bear a legend that indicates that subsequent transfers of Aether Holdings common stock will be subject to the transfer restrictions.

Appraisal Rights (see page 17)	Under Delaware law, our stockholders do not have appraisal rights with respect to the reorganization.

Expenses (see page 20)	All expenses related to the reorganization will be paid by us whether or not the reorganization is approved by our stockholders.

Tax Consequences (see page 18)	We will obtain a legal opinion that our stockholders will recognize neither gain nor loss for federal income tax purposes as a result of the reorganization. However, you should consult your own tax adviser to determine the specific tax consequences of the reorganization to you. The full text of the tax opinion is attached to this proxy statement/prospectus as Appendix D.

Accounting Consequences (see page 19)	The consolidated assets, liabilities, stockholders’ equity and income of Aether Holdings immediately after the reorganization will be the same as those of Aether immediately prior to the reorganization.

Vote Required (see page 11)	The affirmative vote of the holders of a majority of our issued and outstanding shares of common stock is required to approve the reorganization.

Rule 144 and Section 13(d) of the Exchange Act (see page 19)	Sales under Rule 144 of common stock of Aether Holdings received in the reorganization will not be any different than sales of Aether common stock under Rule 144, except that the average weekly reported volume of trading in Aether common stock may not be taken into account by holders of common stock of Aether Holdings for purposes of Rule 144(e)(1) and (2).

Aether’s prior reports will be taken into account in determining Aether Holdings’ compliance with the current public information requirements of Rule 144(c)(1). In addition, for purposes of resales by affiliates of Aether under Rule 145, you will be able to tack on to the common stock of Aether Holdings the period of time during which you held Aether common stock for purposes of Rule 144(d).

Stockholders of Aether who have filed statements on Schedule 13D or Schedule 13G reporting beneficial ownership of common stock of Aether will not be required to make additional or amended filings of such statements as a result of the reorganization.

Recommendation (see page 10)	The board of directors of Aether recommends you vote “FOR” the approval of the reorganization.

Please vote your shares as soon as possible so that your shares may be represented at the annual meeting. You may vote by signing and dating your proxy card and mailing it in the enclosed return envelope, or you may vote in person at the annual meeting.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Date, Time and Place

      The annual meeting will be held on [day], [month] [day], 2005 at the Renaissance Harborplace Hotel, 202 East Pratt Street, Baltimore, MD 21202, at 10:00 a.m., local time.

Proposals to be Considered

      At the annual meeting, we will ask our stockholders to:

•	approve the adoption of an agreement and plan of reorganization pursuant to which Aether would become a wholly owned subsidiary of Aether Holdings, Inc., a newly formed Delaware corporation which is currently a wholly owned subsidiary of Aether;

•	elect seven directors, each for a one-year term;

•	ratify the board of directors’ selection of KPMG LLP as Aether’s independent public accountants for the 2005 fiscal year;

•	approve adjournment of the meeting, if necessary, to solicit additional proxies in favor of any of the proposals above; and

•	conduct any other business that properly comes before the meeting or any adjournments or postponements thereof.

      Our board of directors is not aware of any other matters to be presented at the annual meeting. If any other matters should properly come before the annual meeting or any adjournments or postponements of the annual meeting, the persons named as proxies in the enclosed proxy card will vote the proxies in accordance with their best judgment. If necessary to solicit additional proxies, we may ask our stockholders to vote upon the adjournment or postponement of the annual meeting.

Recommendation of the Board of Directors

      The board of directors has approved the agreement and plan of reorganization and recommends that the stockholders vote “FOR” the approval and adoption of the agreement and the reorganization, “FOR” the election of the board’s nominees for director and “FOR” ratification of the selection by the board of directors of KPMG LLP as our independent public accountants for the 2005 fiscal year. Each director has advised us that he plans to vote all of his shares of Aether common stock in favor of the reorganization.

This Proxy Solicitation

      We are sending you this proxy statement/ prospectus because our board of directors is seeking a proxy to vote your shares at the annual meeting. This proxy statement is intended to assist you in deciding how to vote your shares. At the close of business on April 15, 2005, there were 44,007,654 shares of common stock outstanding, which constitute all of the issued and outstanding voting shares of Aether. Only holders of record shares of common stock on the close of business on May 23, 2005 will be entitled to vote at the annual meeting. On [date], 2005, we began mailing this proxy statement/ prospectus to all persons who will be entitled to vote at the annual meeting.

      We are paying the cost of requesting these proxies. Our directors, officers and employees may request proxies in person or by telephone, mail, facsimile or otherwise, but they will not receive additional compensation for their services. In addition, we have retained Innisfree M&A Incorporated to assist us in soliciting proxies for the annual meeting. We have agreed to reimburse Innisfree M&A Incorporated for its reasonable costs and expenses, to indemnify it against certain losses, costs and expenses and to pay its fees, which all together we estimate will not exceed $200,000. We will reimburse brokers and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners of our common stock.

      In this proxy statement/ prospectus, “Aether,” the “company,” “we” and “our” refer to Aether Systems, Inc. and its subsidiaries (other than Aether Holdings and Aether Merger Sub) and predecessors, “Aether Holdings” refers to Aether Holdings, Inc., our wholly owned subsidiary before the reorganization and the parent company after the reorganization and, and “Aether Merger Sub” refers to Aether Merger Sub, Inc., the wholly owned subsidiary of Aether Holdings before the reorganization into which we will merge if the reorganization is approved.

Voting Your Shares

      You may vote your shares at the annual meeting either in person or by proxy. To vote in person, you must attend the annual meeting and obtain and submit a ballot. Ballots for voting in person will be available at the annual meeting. To vote by proxy, you must complete and return the enclosed proxy card in time to be received by us before the annual meeting. By completing and returning the proxy card, you will be directing the persons designated on the proxy card to vote your shares at the annual meeting in accordance with the instructions you give on the proxy card.

      Stockholders who hold shares registered in the name of a broker or other nominee may generally only vote pursuant to the instructions given to them by their broker or other nominee. If you hold shares registered in the name of a broker or other nominee, generally the nominee may only vote your shares as you direct the nominee, pursuant to the instructions given to you by the nominee. However, if the nominee has not timely received your directions, the nominee may vote on matters for which it has discretionary voting authority. Brokers will not have discretionary voting authority to vote on the reorganization. Brokers will have discretionary voting authority to vote on proposal 2 and proposal 3. If a nominee cannot vote on a matter because it does not have discretionary voting authority, this is a “broker non-vote” on that matter. In order to vote their shares by attending the annual meeting, as opposed to directing their broker or nominee to vote their shares, stockholders who hold shares registered in the name of a broker or other nominee generally must bring to the annual meeting a legal proxy from the broker or nominee authorizing them to vote the shares.

Quorum

      A quorum for the transaction of business at the annual meeting will be established by the presence, in person or by proxy, of a majority of the shares of our common stock issued and outstanding on May 23, 2005. Abstentions and broker non-votes each will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum. In the event that a quorum is not present at the time the annual meeting is convened, or if for any other reason we believe that additional time should be allowed for the solicitation of proxies, we may adjourn the annual meeting and the persons named in the enclosed proxy will vote all shares of common stock for which they have voting authority in favor of such adjournment.

Votes Required

      Each share of our common stock issued and outstanding on the record date will be entitled to one vote.

Required Vote for the Reorganization and Approval and Adoption of the Agreement and Plan of Reorganization (Proposal 1)

      The affirmative vote of holders of at least a majority of all outstanding shares of common stock is required to approve and adopt the reorganization and the agreement and plan of reorganization.

      Abstentions and broker non-votes will have the same effect as votes against the reorganization. In addition, the failure of a stockholder to return a proxy or to vote in person or to direct its broker or other nominee to vote its shares will have the effect of a vote against the reorganization. Brokers holding shares for beneficial owners cannot vote on the reorganization without the owners’ specific instructions.

Accordingly, stockholders are encouraged to return the enclosed proxy card marked to indicate their grant of a proxy or to follow the instructions for voting provided by their broker or other nominee.

Required Vote for Election of Directors (Proposal 2)

      The seven nominees for director who receive the most votes will be elected. If you do not vote “FOR” a particular nominee or you indicate “WITHHELD” on your proxy card, your vote will neither be counted for or against the nominee. Because this proposal is a “non-discretionary” matter, broker non-votes will not affect the outcome of this proposal.

Required Vote for Ratification of the Appointment of KPMG LLP (Proposal 3)

      KPMG LLP will be ratified as our independent accountant for the 2005 fiscal year if a majority of shares represented at the annual meeting and eligible to vote on the matter consent to the proposal. If you do not vote “FOR” the appointment of KPMG LLP or you indicate “WITHHELD” on your proxy card, your vote will count against the proposal. Because this proposal is a “non-discretionary” matter, broker non-votes will not affect the outcome of this proposal.

Required Vote for Approval of an Adjournment of the Annual Meeting (Proposal 4)

      If necessary, the affirmative vote of the holders of a majority of our shares of common stock represented at the annual meeting, whether or not a quorum is present, is required to adjourn the annual meeting for purposes of soliciting additional proxies. Abstentions and broker non-votes will each be counted as having been present for purposes of determining the presence of a quorum but will not be counted as having been voted on the proposal. Consequently, an abstention from voting or a broker non-vote on this proposal will have the effect of a vote against this proposal.

Revoking Your Proxy

      If you decide to change your vote, you may revoke your proxy at any time before it is voted. You may revoke your proxy in one of the following three ways.

1.	You may notify the Secretary of Aether in writing that you wish to revoke your proxy. Please contact: Aether Systems, Inc., 621 E. Pratt Street, Suite 601, Baltimore, Maryland 21202, Attention: David C. Reymann, Secretary. We must receive your notice before the time of the annual meeting.

2.	You may submit a proxy dated later than your original proxy.

3.	You may attend the annual meeting and vote. Merely attending the annual meeting will not by itself revoke a proxy. You must obtain a ballot and vote your shares to revoke the proxy.

Additional Information

      Together with this proxy statement/ prospectus, we are mailing our annual report for the fiscal year ended December 31, 2004, including consolidated financial statements, to all stockholders entitled to vote at the annual meeting.

PROPOSAL 1 — THE REORGANIZATION

The Parties

      Aether Systems, Inc.

      Aether’s objectives are to become profitable as quickly as possible and to realize value, in the form of tax savings, from our significant tax loss carryforwards. In an effort to achieve these objectives, our business is presently focused on investing primarily in adjustable rate mortgage-backed securities issued by the Federal Home Loan Mortgage Association, the Federal National Mortgage Association and the Government National Mortgage Association. We expect that an important part of our mortgage-backed securities strategy will be to leverage our invested cash by borrowing additional funds for investment. We plan to do this by entering into short-term repurchase agreements with financial institutions that have received the highest available long-term debt rating from a nationally recognized rating agency. In addition to leveraging the portfolio, we may, from time to time in the future, seek to sell additional shares of common stock to raise additional cash that would be available for investment. Our earnings from these activities will be the spread between the interest income we earn on the mortgage-backed securities we own, less the interest expense we incur to finance the purchase of such securities (to the extent we employ leverage) and the other expenses of managing our business. The expenses of managing our business include the management fee and the incentive fee we have agreed to pay to our investment manager.

      While we continue to focus on our mortgage-backed securities business, in an effort to achieve our overall business objectives we are also evaluating other potential opportunities that could serve either to complement or diversify our mortgage-backed securities business. We have been contacted by a number of third parties regarding a variety of real estate-related opportunities and are evaluating these opportunities as appropriate within the context of achieving our business objectives as well as ensuring that we remain exempt from registration as an investment company under the Investment Company Act of 1940, as amended. We may in the future pursue one or more of these opportunities, if we conclude that they could enhance our ability to achieve our stated objectives more quickly or more reliably. We have not made any decisions to pursue any of these alternatives, and we expect to continue to focus our business activities on our mortgage-backed securities strategy. The mix of our assets and the amount of leverage we incur may change significantly over time and also may vary in response to changing market conditions.

      Aether Holdings, Inc.

      Aether Holdings, Inc. is a newly formed and wholly owned subsidiary of Aether. Aether Holdings was formed for the purpose of effecting the reorganization. Aether Holdings has no operating history and nominal assets, liabilities and capitalization. After the reorganization, Aether will be a wholly owned subsidiary of Aether Holdings.

      Aether Merger Sub, Inc.

      Aether Merger Sub is a newly formed and wholly owned subsidiary of Aether Holdings. Aether Merger Sub was formed for the purpose of effecting the reorganization. Aether Merger Sub has no operating history and nominal assets, liabilities and capitalization and will cease to exist after the reorganization.

      See the diagrams on page 15 for a depiction of the pre- and post-reorganization relationship of these parties.

      The principal place of business of each of Aether, Aether Holdings and Aether Merger Sub is located at 621 E. Pratt Street, Suite 601, Baltimore, Maryland 21202, telephone: (443) 573-9400.

Agreement and Plan of Reorganization

      As depicted in the diagrams on page 15, pursuant to the terms of the agreement and plan of reorganization:

Reorganization

•	Aether Merger Sub will be merged with and into Aether, Aether will survive and the separate existence of Aether Merger Sub shall cease;

•	Aether will become a wholly owned subsidiary of Aether Holdings;

•	Aether, as the surviving corporation, shall succeed (to the extent permitted by applicable law) to all of the rights, assets, liabilities and obligations of Aether Merger Sub; and

•	the corporate existence of Aether will continue unaffected and unimpaired by the reorganization, except that all of the outstanding shares of common stock of Aether will be owned by Aether Holdings.

Conversion of Shares

•	each share of Aether common stock outstanding will be automatically converted into the right to receive one share of common stock of Aether Holdings;

•	each share of common stock of Aether Merger Sub held by Aether Holdings will be automatically converted into one share of common stock of Aether;

•	each share of common stock of Aether Holdings held by Aether will be cancelled;

•	each outstanding option to acquire common stock of Aether will become an option to acquire an equal number of shares of common stock of Aether Holdings; and

•	Aether Holdings will assume and continue Aether’s 1999 Equity Incentive Plan and Acquisitions Incentive Plan.

Certificate of Incorporation and By-laws

•	the certificate of incorporation of Aether, as amended, in effect immediately prior to the reorganization will remain the certificate of incorporation of Aether immediately after the reorganization, except that the authorized capital stock will be reduced to 1,000 shares;

•	the certificate of incorporation of Aether Holdings will be substantially similar to the current certificate of incorporation of Aether, except that the certificate of incorporation of Aether Holdings will contain the transfer restrictions;

•	the by-laws of Aether in effect immediately prior to the reorganization will remain the by-laws immediately after the reorganization; and

•	the by-laws of Aether Holdings will be substantially similar to the current by-laws of Aether, except that the by-laws of Aether Holdings will include a qualification on transfers of common stock to reference the transfer restrictions.

      The relative powers, designations, preferences, rights and qualifications of the common stock of Aether Holdings, as in effect immediately after the reorganization, will be substantially equivalent in all material respects to the common stock of Aether, except that the common stock of Aether Holdings will be subject to the transfer restrictions.

      After the reorganization, the certificate of incorporation and by-laws of Aether will be changed to reflect the fact that Aether will be a wholly owned subsidiary of Aether Holdings and will no longer be a publicly traded company.

Listing of Aether Holdings Common Stock

      The common stock of Aether Holdings will be approved for listing on the Nasdaq National Market prior to the completion of the reorganization. After the reorganization, the common stock of Aether Holdings will be listed for trading on the Nasdaq National Market under the symbol “AETH” — the same symbol under which our common stock now trades.

      After the reorganization, Aether’s common stock will be delisted and cease to trade on the Nasdaq National Market.

Structure Charts

      Depicted below are diagrams describing the reorganization.

See pages 13-25 for a description of the reorganization.

Certificate of Incorporation and By-laws

      The following is a summary of the material differences between Aether Holdings’ certificate of incorporation and by-laws to be in effect immediately after the reorganization, on the one hand, and Aether’s certificate of incorporation and by-laws, on the other. The full text of Aether Holdings’ certificate of incorporation and by-laws to be in effect immediately after the reorganization is attached as Appendices B and C, respectively, to this proxy statement/ prospectus, and any discussion of Aether Holdings’ certificate of incorporation and by-laws contained in this proxy statement/ prospectus, including the discussion below, is qualified in its entirety by reference to the complete text of each of them.

      The certificate of incorporation of Aether Holdings will be identical to Aether’s certificate of incorporation, with the following exceptions:

•	Aether’s certificate of incorporation does not contain the transfer restrictions that will be included in Article Thirteenth of the certificate of incorporation of Aether Holdings and

•	Article First of Aether’s certificate of incorporation provides that the corporate name is “Aether Systems, Inc.,” while Article First of the certificate of incorporation of Aether Holdings will provide that the corporate name is “Aether Holdings, Inc.”

      The by-laws of Aether Holdings will be identical to Aether’s by-laws as in effect immediately before the reorganization, with the following exception:

•	the provision currently in Section 6.02 of Aether’s by-laws relating to the obligations of Aether and its transfer agent with respect to transfers of stock will be included in the by-laws of Aether Holdings, but it will contain a qualification referencing the transfer restrictions and any by-laws or other written rules adopted pursuant to them.

Board of Directors and Management

      Immediately after the reorganization, the board of directors of Aether Holdings will consist of the same seven individuals who comprise our board of directors immediately before completion of the reorganization (i.e., the directors elected at the annual meeting), with their respective terms of office as directors of Aether Holdings expiring when their respective terms of office as directors of Aether would have expired.

      Immediately after the reorganization, the board of directors of Aether Holdings will have committees identical to the committees currently established by our board of directors, which, after the reorganization, will have the same members as the current comparable committees of the Aether board. Each committee of Aether Holdings will have a charter that is identical to such committee’s charter prior to the reorganization.

      The individuals who are executive officers of Aether immediately before the completion of the reorganization will be the only executive officers of Aether Holdings immediately following the reorganization, holding corresponding offices.

      Although no determination has yet been made as to the allocation of the compensation of the present directors and executive officers of Aether as between their service for Aether Holdings and their service (if any) for Aether following the reorganization, the aggregate compensation and benefits of those individuals will not increase as a result of the reorganization. They will continue to receive the same aggregate compensation and benefits as they presently receive from Aether (unless and until such compensation and benefits are changed at some future time by the board of Aether Holdings).

Conditions to the Reorganization

      The consummation of the reorganization is subject to the satisfaction or waiver of the following conditions:

•	receipt by Aether of any consents, approvals or authorizations that Aether deems necessary or appropriate;

•	approval of the reorganization agreement by holders of a majority of the issued and outstanding common stock of Aether as of May 23, 2005;

•	approval for listing by the Nasdaq National Market of Aether Holdings common stock to be issued in the reorganization;

•	receipt by Aether of an opinion from Delaware counsel on the enforceability of the transfer restrictions; and

•	receipt by Aether of an opinion from tax counsel with respect to certain income tax consequences of the reorganization in form and substance satisfactory to Aether.

      If the stockholders of Aether do not approve the reorganization, Aether will continue to operate without the transfer restrictions, and Aether Holdings and Aether Merger Sub will be dissolved.

Deferral and Abandonment

      Completion of the reorganization may be deferred by our board of directors or any authorized officer following the annual meeting if the board of directors or an authorized officer determines that deferral would be in the best interests of Aether and its stockholders. The reorganization agreement may be terminated and the reorganization abandoned prior to the filing of the certificate of merger with the Secretary of State of Delaware, whether before or after approval by the stockholders, if the board of directors determines that consummation of the reorganization would not, for any reason, be in the best interests of the Aether and its stockholders.

Effective Time

      The reorganization will become effective immediately upon the filing of a certificate of merger with the Secretary of State of Delaware. We expect that the certificate of merger will be filed and the reorganization will be effective promptly following approval by the stockholders at the annual meeting.

Appraisal Rights

      No holder of Aether common stock will have appraisal rights in connection with the reorganization because the Aether common stock is listed on the Nasdaq National Market.

Exchange of Stock Certificates

      Aether will appoint an exchange agent for purposes of facilitating the exchange of certificates representing Aether common stock for certificates representing shares of Aether Holdings common stock. As soon as practicable after the reorganization, the exchange agent will mail to each holder of record of certificates representing Aether common stock a letter of transmittal and instructions for use in effecting the surrender of the Aether common stock in exchange for certificates representing Aether Holdings common stock. Upon proper surrender of a certificate of Aether common stock for exchange and cancellation to the exchange agent, together with a properly completed letter of transmittal, the holder of certificates representing Aether common stock will be entitled to receive in exchange therefor a certificate representing a number of shares of Aether Holdings common stock equal to the number of shares of Aether common stock represented by the surrendered certificate.

      Each certificate of Aether Holdings common stock issued in the reorganization will bear a legend that indicates that subsequent transfers of Aether Holdings common stock will be subject to the transfer restrictions, including the requirements for the forced sale of such stock under certain circumstances as described under the heading “Transfer Restrictions — Summary of Transfer Restrictions.”

Restrictions on Dividends and Distributions

      Stockholders who fail to exchange their Aether common stock certificates by surrendering such certificates, together with a properly completed letter of transmittal, to the exchange agent designated by Aether will not receive certificates representing their Aether Holdings common stock. Any dividends declared or distributions made on shares of Aether Holdings common stock which such holders have a right to receive will be retained by Aether Holdings until such holders surrender their Aether common stock certificates in exchange for Aether Holdings common stock certificates or until paid to a public official pursuant to applicable abandoned property, escheat or similar laws. No interest will accrue or be payable with respect to any dividends or distributions retained on unissued shares of common stock of Aether Holdings. In no event will the exchange agent, Aether or Aether Holdings be liable to any holder of Aether common stock for dividends or distributions on shares of Aether Holdings common stock delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

      After the effective time of the reorganization, there shall be no transfers on the stock transfer books of Aether of the shares of Aether common stock that were issued and outstanding immediately prior to the effective time. If, after the effective time, certificates representing shares of Aether common stock are presented for transfer, no transfer shall be effected on the stock transfer books of Aether Holdings with respect to such shares and no certificate shall be issued representing the shares of Aether Holdings common stock for which such shares of common stock of Aether are exchanged unless and until the certificate representing such shares of Aether common stock is delivered to the exchange agent together with a properly completed letter of transmittal (or such other documents as are satisfactory to Aether Holdings and the exchange agent in their sole discretion). In addition, it will be a condition to the issuance of any certificate for any shares of Aether Holdings common stock in a name other than the name in which the surrendered Aether common stock certificate is registered that the person requesting the issuance of such certificate either pay to the exchange agent any transfer or other taxes required by reason of the issuance of a certificate of Aether Holdings common stock in a name other than the registered holder of the certificate surrendered or establish to the satisfaction of the exchange agent that such tax has been paid or is not applicable.

Certain Federal Income Tax Consequences

      This summary is qualified in its entirety by reference to, and is based upon, laws, regulations, rulings and decisions now in effect, all of which are subject to change, which changes may or may not be retroactive. This summary does not discuss all aspects of federal income taxation that may be relevant to a particular stockholder or to certain types of stockholders subject to special treatment under the federal income tax laws (for example, banks, insurance companies, tax-exempt organizations, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting for their security holdings, stockholders who received Aether common stock as compensation, persons holding Aether common stock as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, United States expatriates or foreign taxpayers), or any aspect of state, local or foreign tax laws. This summary only applies to stockholders who hold stock of Aether and will hold stock of Aether Holdings as a capital asset. There can be no assurance that the IRS will not take a contrary view with respect to any of the items discussed below, and no ruling from the IRS has been or will be sought.

      Each stockholder should consult his, her or its own tax advisor to determine the specific tax consequences of the reorganization to such stockholder.

      As a result of the reorganization, for federal income tax purposes, holders of Aether common stock will: (1) recognize no gain or loss upon the receipt of common stock of Aether Holdings in exchange for their Aether common stock; (2) have an initial tax basis in common stock of Aether Holdings received that is the same as their adjusted tax basis in Aether common stock exchanged therefor; and (3) have a holding period for federal income tax purposes for common stock of Aether Holdings that includes their holding period for their Aether common stock exchanged therefor.

      In addition, (a) Aether, Aether Holdings and Aether Merger Sub will not, for federal income tax purposes, recognize any taxable gain or loss as a result of the reorganization and (b) the reorganization and the adoption of the transfer restrictions will not, for federal income tax purposes, impair the ability of Aether Holdings, Aether and other members of their affiliated group which file consolidated income tax returns to utilize the net operating and capital loss carryforwards.

      It is the opinion of Kirkland & Ellis LLP that the statements under the heading “Certain Federal Income Tax Consequences” that constitute matters of law or legal conclusions are correct in all material respects. The complete legal opinion of Kirkland & Ellis LLP is attached as Appendix D to this proxy statement/ prospectus and is incorporated into this proxy statement/ prospectus by reference. We urge you to read the opinion in its entirety. The description of certain federal income tax consequences included in this proxy statement/ prospectus is qualified in its entirety by reference to the full text of such opinion.

Accounting Consequences

      The consolidated assets and liabilities of Aether Holdings will be recorded at the historical cost of Aether as reflected on the consolidated financial statements of Aether immediately prior to the reorganization. Accordingly, the consolidated financial statements of Aether Holdings immediately following the reorganization will be the same as the consolidated financial statements of Aether immediately prior to the reorganization. For this reason, pro forma and comparative financial information regarding Aether Holdings and its consolidated subsidiaries giving effect to the reorganization have not been included in this proxy statement/ prospectus. Similarly, no selected historical pro forma and other financial data have been included in this proxy statement/ prospectus because the reorganization will have no effect on Aether’s historical consolidated financial statements.

Interests of Directors and Executive Officers in the Reorganization

      Our directors and executive officers own Aether common stock and/or options to purchase shares of Aether common stock, and to that extent their interest in the reorganization is the same as the interest in the reorganization of our stockholders generally. George P. Stamas, a director of Aether who will be a director of Aether Holdings after the reorganization, is a partner at Kirkland & Ellis LLP, the law firm representing Aether and Aether Holdings in the reorganization. Kirkland & Ellis LLP will receive legal fees for its representation of Aether and Aether Holdings in connection with the reorganization and other matters.

      As of April 15, 2005, our directors and executive officers beneficially owned 6,326,080 shares of our outstanding common stock, representing approximately 14% of the outstanding shares of common stock. Each director and executive officer has advised us that he plans to vote all of his shares of common stock in favor of the reorganization. The vote of holders of a majority of the shares of Aether’s common stock outstanding on the record date is required to approve the reorganization.

Transfer of Securities Under Rule 144 and Section 13(d) of the Exchange Act

      Sales under Rule 144 of common stock of Aether Holdings received in the reorganization will not be any different than sales of Aether common stock under Rule 144, except that the average weekly reported volume of trading in Aether common stock may not be taken into account by holders of common stock of

Aether Holdings for purposes of Rule 144(e)(1)(ii) and (iii) and 144(e)(2) (with respect to Rule 144(e)(1)(ii) and (iii)). After the common stock of Aether Holdings has traded for four calendar weeks after the effective time of the reorganization, sales under Rule 144(e)(1)(ii) and (iii) and Rule 144(e)(2) (with respect to Rule 144(e)(1)(ii) and (iii)) will be permitted.

      In determining Aether Holdings’ compliance with the current public information requirements of Rule 144(c)(1), Aether’s prior reports will be taken into account. In addition, for purposes of Rule 144(d) and resales by affiliates of Aether under Rule 145, the holding period for Aether Holdings common stock received in the reorganization will commence on the date of acquisition of Aether common stock.

      Stockholders of Aether who have filed statements on Schedule 13D or Schedule 13G reporting beneficial ownership of common stock of Aether will not be required to make additional or amended filings of such statements as a result of the reorganization.

Expenses

      All expenses related to the reorganization, including fees and expenses of our attorneys and accountants and expenses and costs of preparing, mailing and soliciting proxies pursuant to this proxy statement/ prospectus, will be paid by us whether or not the reorganization is approved by our stockholders.

TRANSFER RESTRICTIONS

Introduction

      As of March 31, 2005, we had accumulated federal and state net operating losses totaling approximately $778 million that we can carry forward as potential tax deductions until they expire between 2011 and 2025. We have also incurred capital losses of approximately $245 million that we can carry forward as potential tax deductions (only against capital gains) until they expire between 2005 and 2010. In this proxy statement/ prospectus, we refer to these net operating losses and capital losses together as NOLs.

      NOLs can benefit us by offsetting federal taxable income dollar-for-dollar by the amount of the NOLs, thereby reducing or eliminating our U.S. federal corporate tax (other than alternative minimum tax) on such income. Assuming we can fully use our NOLs to reduce our U.S. federal corporate tax, we expect to be subject to the alternative minimum tax, which would result in 10% of our alternative minimum taxable income being subject to the 20% alternative minimum tax. The maximum federal corporate tax rate is currently 35%.

      The benefit of the NOLs to us can be reduced or eliminated under section 382 of the Internal Revenue Code (or Code), if we experience an “ownership change,” as defined in section 382 of the Code and described in more detail below. An ownership change can occur through one or more acquisitions of our stock, whether occurring contemporaneously or pursuant to a single plan, by which stockholders or groups of stockholders, each of whom owns or is deemed to own directly or indirectly at least 5% of our stock, increase their ownership of our stock by more than 50 percentage points within a three-year period. We currently do not have the ability to restrict transactions that could result in an ownership change.

      Our board of directors believes the best interests of Aether and its stockholders will be served by adopting provisions that are designed to restrict direct and indirect transfers of our stock if such transfers will affect the percentage of stock that is treated as owned by a 5% stockholder. In this proxy statement/ prospectus, we refer to these provisions as the “transfer restrictions.”

      As of April 1, 2005, we do not believe that we have experienced an ownership change, but calculating whether an ownership change has occurred is subject to inherent uncertainty. This uncertainty results from the complexity and ambiguity of the section 382 provisions, as well as limitations on the knowledge that any publicly traded company can have about the ownership of and transactions in its securities.

      The transfer restrictions will be included as Article Thirteenth in the certificate of incorporation of Aether Holdings. Stockholders are urged to read carefully the accompanying Appendix B, which sets forth the complete text of the certificate of incorporation of Aether Holdings that will be in effect after the reorganization.

Limitations on use of NOLs

      The benefit of the NOLs to us can be reduced or eliminated under section 382 of the Code if we experience an “ownership change,” as defined in section 382. Generally, an ownership change can occur through one or more acquisitions, whether occurring contemporaneously or pursuant to a single plan, by which one or more stockholders, each of whom owns or is deemed to own directly or indirectly 5% or more in value of a corporation’s stock, increase their aggregate percentage ownership by more than 50 percentage points over the lowest percentage of stock owned by such stockholders (with the lowest percentage measured separately for each stockholder) at any time during the preceding three-year period. The amount of the increase in the percentage of stock ownership of each 5% stockholder is computed separately, and each such increase is then added together with any other such increase to determine whether an ownership change has occurred. For this purpose, all holders who own less than 5% of a corporation’s stock are generally treated together as one 5% stockholder (although in some circumstances these smaller holders may be counted as two or more separate stockholders, with each being a “public group” and a separate 5% stockholder, for purposes of section 382 of the Code). Transactions in the public markets among stockholders owning less than 5% of the equity securities generally do not affect the calculation of an ownership change (but can if a corporation has more than one public group). In addition, certain constructive ownership rules, which generally attribute ownership of stock owned by estates, trusts, corporations, partnerships or other entities to the ultimate indirect individual owner thereof, or to related individuals, are applied in determining the level of stock ownership of a particular stockholder. Special rules, described below, can result in the treatment of options (including warrants) or other similar interests as having been exercised if such treatment would result in an ownership change. All percentage determinations are based on the fair market value of a corporation’s stock.

      For example, if a single investor acquired 50.1% of our stock in a three-year period, a change of ownership would occur. Similarly, if ten persons, none of whom owned our stock, each acquired slightly over 5% of our stock within a three-year period (so that such persons owned, in the aggregate more than 50%), an ownership change would occur.

      If we were to experience an ownership change, then the amount of taxable income in any year (or portion of a year) subsequent to the ownership change that could be offset by NOLs from periods prior to such ownership change could not exceed the product obtained by multiplying (i) the aggregate value of our stock immediately prior to the ownership change (with certain adjustments) by (ii) the then applicable federal long-term tax exempt rate (this resulting product is referred to as the section 382 limitation). If we experience an ownership change for tax purposes, the section 382 limitation would be reduced to zero in the event we were deemed to fail to continue the business enterprise that we engaged in before the ownership change for the two-year period following the ownership change. Any portion of the annual section 382 limitation amount not utilized in any year may be carried forward and increase the available section 382 limitation amount for the succeeding tax year. Thus, an ownership change could significantly reduce or eliminate the annual utilization of our NOLs and cause a substantial portion or all of such NOLs to expire prior to their use.

Summary of Transfer Restrictions

      The following is a summary of the proposed transfer restrictions. This summary is qualified in its entirety by reference to the full text of the proposed transfer restrictions, which is contained in Article Thirteenth of the certificate of incorporation of Aether Holdings and set forth in the accompanying Appendix B. Stockholders are urged to read in their entirety the transfer restrictions set forth in the accompanying Appendix B.

      Prohibited Transfers. The transfer restrictions generally will restrict any direct or indirect transfer (such as transfers of stock of Aether Holdings that result from the transfer of interests in other entities that own stock of Aether Holdings) if the effect would be to:

      1.     increase the direct or indirect ownership of Aether Holdings stock by any person (or public group) from less than 5% to 5% or more of the stock of Aether Holdings;

      2.     increase the percentage of Aether Holdings stock owned directly or indirectly by a person (or public group) owning or deemed to own 5% or more of the stock of Aether Holdings; or

      3.     create a new public group.

      Transfers included under the transfer restrictions include sales to persons (or public groups) whose resulting percentage ownership (direct or indirect) of stock would exceed the 5% thresholds discussed above, or to persons whose direct or indirect ownership of stock would by attribution cause another person (or public group) to exceed such threshold. Complicated rules of constructive ownership, aggregation, segregation, combination and other stock ownership rules prescribed by the Code (and related regulations) will apply in determining whether a person or group of persons constitute a 5% stockholder under section 382 and whether less than 5% stockholders will be treated as one or more “public groups,” each of which is a 5% stockholder under section 382.

      For purposes of determining the existence and identity of, and the amount of stock owned by, any stockholder, Aether Holdings will be entitled to rely conclusively on (a) the existence or absence of filings with the SEC of Schedules 13D and 13G (or any similar SEC filings) as of any date and (b) our actual knowledge of the ownership of our stock. The transfer restrictions will include the right to require a proposed transferee, as a condition to registration of a transfer of stock, to provide all information reasonably requested regarding such person’s direct and indirect ownership of our stock. The transfer restrictions may result in the delay or refusal of certain requested transfers of Aether Holdings’ common stock.

      As a result of these rules, the transfer restrictions could result in prohibiting ownership (thus requiring dispositions) of stock of Aether Holdings as a result of a change in the relationship between two or more persons or entities, or of a transfer of an interest in an entity other than Aether Holdings, such as an interest in an entity that, directly or indirectly, owns stock of Aether Holdings. The transfer restrictions will also apply to proscribe the creation or transfer of certain “options” (which are broadly defined by section 382) in respect of Aether Holdings stock to the extent that, in certain circumstances, creation, transfer or exercise of the option would result in a proscribed level of ownership.

      Treatment of Pre-existing 5% Stockholders. The transfer restrictions will contain exceptions permitting certain otherwise prohibited transfers by pre-existing 5% stockholders. Pre-existing 5% stockholders are:

•	any person or entity who (1) has filed a Schedule 13D or 13G on or before May 4, 2005 or (2) establishes, on or before the thirtieth day following the completion of the reorganization, to the satisfaction of the board of directors of Aether Holdings that such person or entity was a direct or indirect owner of 5% of common stock of Aether Holdings on May 4, 2005 and

•	certain persons and entities with specified ownership interests in the foregoing persons or entities.

      Pre-existing 5% stockholders will receive the following different treatment under the transfer restrictions.

In contrast to the treatment of persons who become “5-percent shareholders” (as defined in section 382) after May 4, 2005, who will be prohibited from disposing of any shares of Aether Holdings common stock without the express consent of the Aether Holdings’ board of directors, a direct or indirect transfer of shares of common stock of Aether Holdings by (but not to) a pre-existing 5% stockholder will be permitted so long as such a transfer would not:

•	increase the ownership of stock by any person (other than a public group) to 5% or more of the stock of Aether Holdings or

•	increase the percentage of stock owned by a person owning 5% or more of the stock of Aether Holdings.

These permitted transfers by pre-existing 5% stockholders include transfers to a public group even though the public group becomes a new public group as a result of such transfer and is treated as a 5% shareholder under section 382.

In addition, the transferred shares must have been received in exchange for shares of Aether common stock already owned by such pre-existing 5% stockholder on May 4, 2005.

      These provisions will not permit pre-existing 5% stockholders to increase their ownership of common stock of Aether Holdings without specific approval of the board of directors of Aether Holdings, except for transfers by pre-existing 5% stockholders as described above, but they will permit pre-existing 5% stockholders to dispose of shares of Aether Holdings received in exchange for shares of Aether common stock already owned by them prior to our first public announcement of our intention to seek to implement the transfer restrictions, subject to the conditions above.

      Consequences of Prohibited Transfers. Upon adoption of the transfer restrictions, any direct or indirect transfer attempted in violation of the restrictions would be void as of the date of the purported transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of our stock would terminate simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) would not be recognized as the owner of the shares owned in violation of the restrictions for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such stock, or in the case of options, receiving stock in respect of their exercise. In this proxy statement/ prospectus, we refer to stock acquired in violation of the transfer restrictions as “excess stock.”

      In addition to the purported transfer being void as of the date of the purported transfer, upon demand, the purported transferee must transfer the excess stock to our agent along with any dividends or other distributions paid with respect to such excess stock. Our agent is required to sell such excess stock in an arms’ length transaction (or series of transactions) that would not constitute a violation under the transfer restrictions. The net proceeds of the sale, together with any other distributions with respect to such excess stock received by our agent, after deduction of all costs incurred by the agent, will be distributed first to the purported transferee in an amount, if any, equal to the cost (or in the case of gift, inheritance or similar transfer, the fair market value of the excess stock on the date of the violative transfer) incurred by the purported transferee to acquire such excess stock, and the balance of the proceeds, if any, will be distributed to a charitable beneficiary. If the excess stock is sold by the purported transferee, such person will be treated as having sold the excess stock on behalf of the agent, and will be required to remit all proceeds to our agent (except to the extent we grant written permission to the purported transferee to retain an amount not to exceed the amount such person otherwise would have been entitled to retain had our agent sold such shares).

      Any stockholder who knowingly violates the transfer restrictions will be liable for any and all damages suffered by Aether Holdings as a result of such violation, including damages resulting from a reduction in or elimination of the ability to utilize the NOLs and any professional fees incurred in connection with addressing such violation.

      With respect to any transfer of stock which does not involve a transfer of “securities” of Aether Holdings within the meaning of the Delaware General Corporation Law but which would cause any 5% stockholder to violate the transfer restrictions, the following procedure will apply in lieu of those describe above. In such case, no such 5% stockholder shall be required to dispose of any interest that is not a security of Aether Holdings, but such 5% stockholder and/or any person whose ownership of securities of Aether Holdings is attributed to such 5% stockholder will be deemed to have disposed of (and will be required to dispose of) sufficient securities, simultaneously with the transfer, to cause such 5% stockholder not to be in violation of the transfer restrictions, and such securities will be treated as excess stock to be disposed of through the agent under the provisions summarized above, with the maximum amount payable to such 5% stockholder or such other person that was the direct holder of such excess stock from the proceeds of sale by the agent being the fair market value of such excess stock at the time of the prohibited transfer.

      Modification and Waiver of Transfer Restrictions. The board of directors of Aether Holdings will have the discretion to approve a transfer of stock that would otherwise violate the transfer restrictions. If the board of directors of Aether Holdings decides to permit a transfer that would otherwise violate the transfer restrictions, that transfer or later transfers may result in an ownership change that could limit our use of the NOLs. As a condition to granting an exemption from the transfer restrictions, the board of directors may require an opinion of counsel (the cost of which will be borne by the transferor and/or the transferee) that the transfer will not result in a limitation on the use of the NOLs under section 382.

      In addition, in the event of a change in law, the board of directors of Aether Holdings will be authorized to eliminate the transfer restrictions, modify the applicable allowable percentage ownership interest (now 5%) or modify any of the terms and conditions of the transfer restrictions, provided that the board of directors concludes in writing that such change is reasonably necessary or advisable to preserve the NOLs or that the continuation of the affected terms and conditions of the transfer restrictions is no longer reasonably necessary for such purpose. The board’s determination in such circumstances must be based upon a written opinion of tax counsel. Written notice of any such determination will be provided to stockholders.

      The board of Aether Holdings may establish, modify, amend or rescind by-laws, regulations and procedures for purposes of determining whether any transfer of stock of Aether Holdings would jeopardize Aether Holdings’ ability to preserve and use the NOLs.

Expiration of Transfer Restrictions

      The transfer restrictions will remain in effect until the board of directors of Aether Holdings determines that the NOLs are no longer available to reduce our future income tax liability, which should be the earlier of full usage of the NOLs or their expiration. We estimate that the latest date of expiration of the NOLs is 2024. The board of directors of Aether Holdings is permitted to accelerate or extend the expiration date of the transfer restrictions in the event of a change in the law or otherwise.

Reasons for Transfer Restrictions

      The purpose of the transfer restrictions is solely to help preserve the long-term value to Aether and our stockholders of our accumulated net operating loss and capital loss carryforwards. The proposed transfer restrictions are designed to prohibit certain transfers of our stock in excess of amounts that, because of provisions of the Code, could inhibit our ability to use our NOLs to reduce future income tax liability.

      The transfer restrictions may have anti-takeover effects because they will restrict the ability of a person or group from accumulating an aggregate of 5% or more of stock of Aether Holdings and the ability of persons or groups now owning 5% or more of stock of Aether Holdings from acquiring additional stock. The transfer restrictions are not in response to any effort to accumulate our common stock or to obtain control of Aether. Our board of directors considers the transfer restrictions to be reasonable and in the best interests of Aether and its stockholders because the transfer restrictions reduce certain of the risks related to our future use of the NOLs. In the opinion of our board of directors, the fundamental importance to our stockholders of maintaining the availability of the NOLs is a more significant consideration than the indirect “anti-takeover” effect the transfer restrictions may have or the cost and expense of preparing this proxy statement/ prospectus, soliciting proxies in favor of the reorganization and holding the annual meeting.

RISK FACTORS

      You should carefully consider the risk factors described below as well as other information provided to you in this proxy statement/prospectus in deciding how to vote on the reorganization. If any of the following risk factors actually occur, our business and the value of our common stock could be materially adversely affected. You should also consider the other information contained in or incorporated by reference into this proxy statement/prospectus, particularly our Annual Report on Form 10-K, which accompanies this proxy statement/prospectus and was filed with the SEC on March 16, 2005 (and subsequently amended and restated).

Risks Related to the Transfer Restrictions

The imposition of transfer restrictions may cause the market price of our stock to decline.

      If the reorganization is approved and completed, you will receive shares of common stock of Aether Holdings as the parent company of Aether after the reorganization. These shares will be subject to the transfer restrictions described in this proxy statement/prospectus. These transfer restrictions currently do not apply to our common stock. It is possible that the transfer restrictions will have an adverse effect on the market price of Aether Holdings common stock. Because of the implementation of the transfer restrictions, we cannot assure you that the market price of the shares of Aether Holdings common stock will be comparable to the market price of our common stock. If the transfer restrictions are approved, they will remain in effect until such time as the board of directors of Aether Holdings determines that they are no longer necessary, which should be the earlier of full usage of the NOLs or their expiration. The latest date of expiration of our NOLs is estimated to be 2024.

The transfer restrictions may impede or discourage efforts by a third party to acquire Aether Holdings, even if doing so would benefit our stockholders.

      Although the transfer restrictions are designed as a protective measure to preserve our NOLs, the transfer restrictions may have the effect of impeding or discouraging a merger, tender offer or proxy contest, even if such a transaction may be favorable to the interests of some or all of the stockholders of Aether Holdings. This effect might prevent stockholders from realizing an opportunity to sell all or a portion of their shares of common stock of Aether Holdings at a premium above market prices. In addition, the transfer restrictions may delay the assumption of control by a holder of a large block of our stock and the removal of incumbent directors and management, even if such removal may be beneficial to some or all of the stockholders of Aether Holdings.

The transfer restrictions may not be enforceable, and an ownership change may occur with the result that the ability to use the NOLs could be severely limited.

      The transfer restrictions could be challenged, and a court could refuse to enforce them. It also is possible that the tax authorities (including the IRS) could take the position that the transfer restrictions were not effective and did not protect the company from an ownership change for tax purposes. Furthermore, transactions permitted under the transfer restrictions, such as transfers by pre-existing 5% stockholders, could trigger an ownership change for purposes of section 382 and result in limitations on Aether Holdings ability to use the NOLs in the future.

Risks Related to our Future use of NOLs

Future legislation may result in Aether Holdings being unable to realize the tax benefits of the NOLs.

      It is possible that legislation or regulations will be adopted that would limit Aether Holdings’ ability to use the tax benefits associated with the NOLs. However, we are not aware of any proposed changes in the tax laws or regulations that would materially impact the ability of Aether Holdings to use the NOLs.

Aether Holdings may not be able to make use of the existing tax benefits of the NOLs because Aether Holdings may not generate taxable income.

      The use of the NOLs is subject to uncertainty because it is dependent upon the amount of taxable income and capital gains generated by Aether Holdings. Aether has not generated taxable income on an annual basis since its formation, and there can be no assurance that Aether Holdings will have sufficient taxable income or capital gains in future years to use the NOLs before they expire.

      This is especially true for the capital loss carryfowards because they expire over a shorter period of time than the net operating loss carryforwards.

The IRS could challenge the amount of the NOLs or claim we experienced an ownership change, which could reduce the amount of NOLs that we can use.

      The amount of the NOLs has not been audited or otherwise validated by the IRS. The IRS could challenge the amount of the NOLs, which could result in an increase in the liability of Aether Holdings in the future for income taxes. In addition, calculating whether an ownership change has occurred is subject to uncertainty, both because of the complexity and ambiguity of section 382 and because of limitations on a publicly traded company’s knowledge as to the ownership of, and transactions in, its securities. Therefore, we cannot assure you that a governmental authority will not claim that we experienced an ownership change and attempt to reduce or eliminate the benefit of the NOLs even though the stock of Aether Holdings is subject to the transfer restrictions.

Our business could be adversely affected if the reorganization is not approved.

      We currently do not have restrictions in place that limit transfers of our common stock. If the reorganization is not approved, we will not have the ability to prohibit any transfers. As a result, an ownership change could occur. An ownership change could severely limit our ability to use the NOLs. Our ability to use the NOLs to reduce our future liability to pay federal income tax is an important aspect of our business strategy. The returns on our investments in mortgage-backed securities could be adversely affected if we are unable to make use of the NOLs.

PROPOSAL 2 — ELECTION OF DIRECTORS

      The following individuals are the board of directors’ nominees for election to the board of directors:

J. Carter Beese, Jr.
James T. Brady
Jack B. Dunn IV
Edward J. Mathias
David S. Oros
Truman T. Semans
George P. Stamas

      Each director will be elected to serve for a one-year term, unless he resigns or is removed before his term expires, or until his replacement is elected and qualified. All seven of the nominees are currently members of the board of directors and have consented to serve as directors if re-elected. More detailed information about each of the nominees is available in the section of this proxy statement/prospectus titled “Directors and Executive Officers,” which begins on page 32.

      If any of the nominees cannot serve for any reason (which is not anticipated), the board of directors may designate a substitute nominee or nominees. If a substitute is nominated, we will vote all valid proxies for the election of the substitute nominee or nominees. Alternatively, the board of directors may also decide to leave the board seat or seats open until a suitable candidate or candidates are located, or it may decide to reduce the size of the board.

      Each director elected at the annual meeting will serve as a director of Aether Holdings following the reorganization with the respective terms of office as directors of Aether Holdings expiring when their respective terms of office as directors of Aether would have expired.

Recommendation

      The board of directors unanimously recommends a vote “FOR” each of the nominees to the board of directors.

PROPOSAL 3 — RATIFICATION OF INDEPENDENT AUDITORS

      The board of directors, upon the recommendation of the audit committee and subject to the ratification by Aether’s stockholders, has appointed KPMG LLP, an international accounting firm of independent certified public accountants, to act as independent accountants for Aether and its consolidated subsidiaries for 2005 and for Aether Holdings and its consolidated subsidiaries for 2005. The Board believes that KPMG’s experience with and knowledge of Aether are important, and would like to continue this relationship. KPMG has advised Aether that the firm does not have any direct or indirect financial interest in Aether or any of its subsidiaries, nor has KPMG had any such interest since Aether’s inception in 1996, other than as a provider of auditing and accounting services. Detailed information regarding fees paid to KPMG during the year ended December 31, 2004 is available in the section of this proxy statement/prospectus titled “Selection of Independent Auditor,” which begins on page 46.

      In making the recommendation for KPMG to continue as Aether’s independent accountants for the year ended December 31, 2005, the audit committee reviewed past audit results and the non-audit services performed during 2004 and proposed to be performed during 2005. In selecting KPMG, the audit committee and the board of directors carefully considered KPMG’s independence. The audit committee has determined that the performance of the non-audit services performed by KPMG did not impair KPMG’s independence.

      KPMG has confirmed to Aether that it is in compliance with all rules, standards and policies of the Public Company Accounting Oversight Board and the SEC governing auditor independence.

      A representative of KPMG is expected to attend the annual meeting. The KPMG representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from stockholders.

Recommendation

      The board of directors unanimously recommends a vote “FOR” ratification of the appointment of KPMG.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information with respect to beneficial ownership of our common stock as of April 15, 2005, as to:

•	each of our directors and named executive officers individually;

•	all our directors and executive officers as a group; and

•	each person (or group of affiliated persons) known by us to own beneficially more than 5% of our outstanding common stock.

      For the purposes of calculating percentage ownership as of April 15, 2005, 44,007,654 shares were issued and outstanding and, for any individual who beneficially owns shares of restricted stock that will vest or shares represented by options that are or will become exercisable within 60 days of April 15, 2005, those shares are treated as if outstanding for that person, but not for any other person. In preparing the following table, we relied upon statements filed with the SEC by beneficial owners of more than 5% of the outstanding shares of our common stock pursuant to Section 13(d) or 13(g) of the Securities Act of 1934, unless we knew or had reason to believe that the information contained in such statements was not complete or accurate, in which case we relied upon information which we considered to be accurate and complete. Unless otherwise indicated, the address of each of the individuals and entities named below is: c/o Aether Systems, Inc., 621 E. Pratt Street, Suite 601, Baltimore, Maryland 21202.

	Beneficial Ownership
	of Shares

Name and Address	Number	Percent

Directors and executive officers:
David S. Oros(1)	5,474,143	12.2%
David C. Reymann(2)	165,250	*
J. Carter Beese, Jr.(3)	239,302	*
James T. Brady(4)	52,500	*
Jack B. Dunn IV(5)	50,000	*
Edward J. Mathias(6)	87,700	*
Truman T. Semans(7)	115,317	*
George P. Stamas(8)	141,868	*
Michael S. Mancuso	(9)	(9)
Frank E. Briganti	(10)	(10)
All directors and named executive officers as a group (10 Persons)	6,326,080	13.9%
5% stockholders:
Amaranth, L.L.C.(11)	3,678,438	8.4%
One American Lane Greenwich, CT 06831
NexGen Technologies, L.L.C	3,326,757	7.6%
Telcom-ATI Investors, L.L.C	2,902,027	6.6%
211 N. Union St., Suite 300 Alexandria, VA 22314
Dimensional Fund Advisors Inc.(12)	3,271,469	7.4%
1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401
CCM Master Qualified Fund, Ltd.(13)	2,154,338	4.9%
One North Wacker Drive, Suite 4725 Chicago, IL 60606

*	Less than 1%.

(1)	Includes 3,326,757 shares of common stock owned by NexGen Technologies, L.L.C. over which Mr. Oros exercises voting and investment control by virtue of his position as managing member of NexGen. Also includes exercisable warrants to purchase 812,500 shares of common stock and exercisable options to purchase 80,600 shares of common stock.

(2)	Includes exercisable warrants to purchase 5,416 shares of common stock and exercisable options to purchase 120,834 shares of common stock.

(3)	Includes exercisable options to purchase 98,600 shares of common stock. Excludes 3,326,757 shares of common stock owned by NexGen, in which Mr. Beese has a currently exercisable option to become a non-managing member.

(4)	Includes exercisable options to purchase 50,000 shares of common stock.

(5)	Includes exercisable options to purchase 50,000 shares of common stock.

(6)	The address for Mr. Mathias is c/o The Carlyle Group, 1001 Pennsylvania Avenue, NW, Washington, DC 20004. Includes exercisable options to purchase 50,000 shares of common stock, 19,000 shares of common stock held indirectly in a retirement account and 4,700 shares of common stock held as custodian for Ellen Mathias.

(7)	Includes 30,000 shares of common stock held jointly by Mr. Semans and his wife, and 18,650 shares of common stock held by the Semans Scholarship Fund at the Lawrenceville School at which Mr. Semans is a trustee emeritus. Includes exercisable options to purchase 66,667 shares of common stock.

(8)	Includes exercisable options to purchase 85,600 shares of common stock.

(9)	Mr. Mancuso’s position was terminated in connection with the sale of the Mobile Government segment in 2004, and he is no longer employed by Aether. Accordingly, as of August 4, 2004, the latest date on which Aether has information regarding Mr. Mancuso’s beneficial ownership, Mr. Mancuso beneficially owned 25,854 shares of common stock. Such amount excludes options that vested in connection with the sale of the Mobile Government segment and expired unexercised.

(10)	Mr. Briganti’s position was terminated in connection with the sale of the Transportation segment in 2004, and he is no longer employed by Aether. Accordingly, as of August 4, 2004, the latest date on which Aether has information regarding Mr. Briganti’s beneficial ownership, Mr. Briganti beneficially owned 11,200 shares of common stock. Such amount excludes options that vested in connection with the sale of the Transportation segment and expired unexercised.

(11)	Based solely on reports filed with the SEC as of February 2, 2005. Includes 3,678,438 shares beneficially owned by Amaranth, L.L.C., or Amaranth, Amaranth Advisors, L.L.C., the investment manager of Amaranth, and Nicholas M. Manounis, the managing member of Amaranth Advisors, L.L.C.

(12)	Based solely on reports filed with the SEC as of February 9, 2005. Dimensional Fund Advisors Inc. (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are called the Investment Group. In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities described in this schedule that are owned by the Investment Group, and may be deemed to be the beneficial owner of the shares of our common stock held by the Investment Group. All securities reported in this schedule are owned by the Investment Group, and Dimensional disclaims beneficial ownership of such securities.

(13)	Based solely on reports filed with the SEC as of February 8, 2005. Includes 2,154,338 shares beneficially owned by CCM Master Qualified Fund, L.L.C., or CCM, Coghill Capital Management, L.L.C., or Coghill Management, which serves as the investment manager of CCM, and Clint D. Coghill who is the managing member of Coghill Management.

DIRECTORS AND EXECUTIVE OFFICERS

      The nominating committee to the board of directors, acting unanimously, has recommended to the board of directors, and the board of directors acting unanimously has proposed the following individuals as nominees as directors to hold office until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified: David S. Oros, J. Carter Beese, Jr., James T. Brady, Jack B. Dunn IV, Edward J. Mathias, Truman T. Semans and George P. Stamas.

      The following table shows, as of April 15, 2005, the names and ages of all director nominees and Aether’s executive officers who will continue to serve after the annual meeting.

Name	Age	Position

David S. Oros	45	Chairman of the Board and Chief Executive Officer
David C. Reymann	46	Chief Financial Officer
J. Carter Beese, Jr.(1)(2)(4)	48	Director
James T. Brady(2)(3)(4)	64	Director
Jack B. Dunn IV(1)(3)(4)	54	Director
Edward J. Mathias(1)(3)(4)	63	Director
Truman T. Semans(2)(4)	78	Director
George P. Stamas	54	Director

(1)	Member of the compensation committee.

(2)	Member of the audit committee.

(3)	Member of the nominating committee.

(4)	Member of the governance committee.

      David S. Oros founded Aether in 1996, and currently serves as our chairman and chief executive officer. Mr. Oros also serves on the board of directors of Novatel Wireless Inc. and Corvis Corp. From 1994 until 1996, Mr. Oros was president of NexGen Technologies, L.L.C., a wireless software development company that contributed all of its assets to Aether. From 1992 until 1994, he was president of the Wireless Data Group at Westinghouse Electric. Prior to that, Mr. Oros spent from 1982 until 1992 at Westinghouse Electric directing internal research and managing large programs in advanced airborne radar design and development. Mr. Oros received a B.S. in mathematics and physics from the University of Maryland, and holds a U.S. patent for a multi-function radar system.

      David C. Reymann has served as our chief financial officer since joining us in June 1998. Before joining us, Mr. Reymann was director of finance and accounting for The Sweetheart Cup Company from June 1996 until May 1998, where he managed the financial analysis department and the accounting operations for 11 North American manufacturing plants. Prior to that, Mr. Reymann spent 12 years with Procter & Gamble, serving in several key finance, accounting and operations positions. Prior to Proctor & Gamble, Mr. Reymann spent five years at Ernst & Young, where he most recently specialized in emerging growth companies. Mr. Reymann received a B.S. in accounting from the University of Baltimore, and is a certified public accountant.

      J. Carter Beese, Jr. was elected a director of Aether on October 20, 1999. Since July 1998, Mr. Beese has served as president of Riggs Capital Partners, a division of Riggs National Corp., which is a venture fund that manages in excess of $100 million. Preceding his appointment to Riggs, from September 1997 until July 1998, Mr. Beese was vice chairman of the Global Banking Group at Bankers Trust. Prior to the merger of Bankers Trust and Alex. Brown, from November 1994 until September 1997, Mr. Beese was chairman of Alex. Brown International. He originally joined Alex. Brown in 1978, became an officer in 1984, and a partner in 1987. Mr. Beese served as a commissioner of the U.S. Securities and Exchange Commission from 1992 to 1994. He serves as a director on the boards of Nastech Pharmaceutical Company, the National Stock Exchange and Riggs National Corp. He also serves as a senior advisor to Allied Capital Corporation and the Center for Strategic International Studies. In November 2003,

Mr. Beese was named by U.S. District Court Judge Rakoff and the U.S. Securities and Exchange Commission as the manager of the $250 million of MCI stock to be distributed to the victims of accounting fraud pursuant to the fair fund provision of the Sarbanes-Oxley Act of 2002. He is also currently a member of President Bush’s Information Technology Advisory Committee. Mr. Beese received a B.S. in Economics and a B.S. in Political Science from Rollins College.

      James T. Brady was elected director of Aether on June 28, 2002. Mr. Brady has served as the managing director — Mid-Atlantic of Ballantrae International, Ltd., a management consulting firm, since 2000 and was an independent business consultant from May 1998 until 2000. From May 1995 to May 1998, Mr. Brady was the Secretary of the Maryland Department of Business and Economic Development. Prior to May 1995, Mr. Brady was a managing partner with Arthur Andersen LLP in Baltimore, Maryland. Mr. Brady is a director of McCormick & Company, Inc., Constellation Energy Group and T. Rowe Price Group. Mr. Brady received a B.A. from Iona College.

      Jack B. Dunn IV was elected director of Aether on June 28, 2002. Since October 1995, Mr. Dunn has been chief executive officer of FTI Consulting, Inc, a multi-disciplined consulting firm with practices in the areas of financial restructuring, corporate finance, forensic accounting, litigation consulting and economic consulting. He joined FTI in 1992 as executive vice president and chief financial officer and has served as a director of FTI since May 1992 and as chairman of the board from December 1998 to September 2004. Mr. Dunn is a director of Pepco Holdings, Inc., a public utility company, and is a limited partner of the Baltimore Orioles. Prior to joining FTI, he was a member of the board of directors and a managing director of Legg Mason Wood Walker, Inc. and directed its Baltimore corporate finance and investment banking activities. He received a B.A. from Princeton University and a J.D. from the University of Maryland Law School.

      Edward J. Mathias was elected director of Aether on June 28, 2002. Mr. Mathias has been a managing director of The Carlyle Group, a Washington, D.C. based private merchant bank, since 1994. Mr. Mathias served as a managing director of T. Rowe Price Associates, Inc., an investment management firm, from 1971 to 1993. He received a B.A. from the University of Pennsylvania and an M.B.A. from Harvard University.

      Truman T. Semans was appointed director of Aether by board resolution on September 19, 2002. Mr. Semans is founder and since 1993 has been Vice Chairman of Brown Investment Advisory & Trust Company, or Brown Advisory, a full-service firm providing investment advisory services to families and individuals of substantial wealth. Prior to founding Brown Advisory, Mr. Semans joined Alex. Brown & Sons in August 1974 as general partner, and was a member of the executive committee, the Vice Chairman of the Board and a member of the Executive and Organization Committee. He graduated from Princeton University and attended the University of Virginia Law School.

      George P. Stamas was elected a director of Aether on October 20, 1999. Since January 2002, Mr. Stamas has been a senior partner with the law firm of Kirkland and Ellis LLP. Also, since November 2001, Mr. Stamas has been a venture partner with New Enterprise Associates. From December 1999 until December 2001, Mr. Stamas served as the vice chairman of the board and managing director of Deutsche Banc Alex. Brown (now Deutsche Bank Securities). From April 1996 until December 1999, Mr. Stamas was a partner with the law firm of Wilmer, Cutler & Pickering and head of their corporate group. Mr. Stamas is counsel to, and a limited partner of, the Baltimore Orioles baseball team and also of Lincoln Holdings, which holds interests in the Washington Wizards and Washington Capitals. Mr. Stamas also serves on the board of directors of FTI Consulting, Inc. He received a B.S. in economics from the Wharton School of the University of Pennsylvania and a J.D. from the University of Maryland Law School.

      The board of directors has determined that all of its members, other than Messrs. Oros and Stamas, are “independent” as such term is defined under the Nasdaq listing standards. Mr. Oros is not “independent” under the Nasdaq listing standards because he is an executive officer of the Company. The board of directors has determined that Mr. Stamas is not “independent” under the Nasdaq listing standards because Mr. Stamas is a partner with the law firm Kirkland & Ellis LLP, which in 2003 became Aether’s primary outside legal counsel.

      Our bylaws provide that the board of directors shall consist of such number of directors as the board of directors by resolution so decides.

Meetings of the Board of Directors and Board Committees

      The board of directors held a total of ten meetings during 2004, and the independent directors held a total of three meetings during 2004. Each of the directors attended all of the meetings of the board in 2004, except for one director who was not present at one meeting.

      The standing committees of the board of directors include the audit committee, the compensation committee, the nominating committee and the governance committee. The nominating and corporate governance committee was formed in March 2004 and was dissolved in April 2005, when the board of directors established separate nominating and governance committees. All members of the audit committee, the compensation committee and nominating committee are independent directors as such term is defined in the applicable Nasdaq listing standards.

      Audit Committee. The audit committee currently consists of Messrs. Brady, Semans and Beese, with Mr. Brady serving as its chairman. Until June 2003, Mr. Stamas was also a member of the audit committee at which time he resigned. He was replaced by Mr. Beese. The board of directors has further considered whether the members of the audit committee satisfy the additional “independence” and “financial literacy” requirements for audit committee members as set forth in the Item 7(d)(3)(iv) of Schedule 14A and as adopted in the Nasdaq listing standards. The board of directors has concluded that all current members of the audit committee satisfy these heightened independence requirements.

      The board of directors has also determined that Mr. Brady is an audit committee financial expert and is independent of management, as required under Section 407 of the Sarbanes-Oxley Act of 2002. We believe Mr. Brady is qualified to be an “audit committee financial expert” because he has the following attributes: (i) an understanding of generally accepted accounting principles, or GAAP, and financial statements, (ii) the ability to assess the general application of such principles in connection with accounting for estimates, accruals and reserves, (iii) experience preparing, auditing, analyzing or evaluating financial statements that represent a breadth and level of complexity and accounting issues that can reasonably be expected to be raised by Aether’s financial statements, or actively supervising one of more persons engaged in such activities, (iv) an understanding of internal controls over financial reporting and (v) an understanding of audit committee functions. Mr. Brady has acquired these attributes by means of having held various positions that provided the relevant experience, including 33 years with Arthur Anderson (including twenty years as an audit partner) and membership on the audit committees of several public companies since 1998. Mr. Brady also serves on the audit committees of three other public companies, but the board of directors has determined that such service does not affect his independence, responsibilities or duties as a member of the audit committee.

      The audit committee’s responsibilities are described in a written charter adopted by the board of directors. The audit committee charter was amended in March 2004. A copy is available on Aether’s website at www.aethersystems.com, the content of which website is not incorporated by reference into, or considered to part of, this document.

      The audit committee supervises Aether’s relationship with its independent accountant. Under the revised audit committee charter, the audit committee has the authority and responsibility to make recommendations to the board of directors concerning the engagement of independent accountants; to review with the independent accountants the plans and results of the audit engagement; to approve professional services provided by the independent accountants; to consider the range of audit and non-audit fees; to verify that auditors are independent of management and are objective in their findings; to review results of the annual independent audit, which includes a management letter regarding recommendations on internal control and process improvements; to approve all related party transactions; and to monitor

Aether’s compliance with the audit committee charter and other applicable audit-related rules and regulations.

      The audit committee has also established procedures for (1) the receipt, retention and treatment of complaints received by Aether regarding accounting, internal accounting controls or auditing matters, and (2) the confidential and anonymous submission by Aether employees of concerns regarding questionable accounting or auditing matters.

      The audit committee held a total of nine meetings during 2004. The audit committee report, which discusses the activities of the audit committee in more detail, is set forth below beginning on page 44.

      Compensation Committee. The compensation committee currently consists of Messrs. Beese, Dunn and Mathias, with Mr. Mathias serving as its chairman. All members of the compensation committee are independent directors, as defined under the Nasdaq listing standards. The compensation committee is primarily responsible for determining the compensation of senior executive officers (such as the chief executive officer and chief financial officer) and other officers (unless the compensation committee decides to delegate such determinations to the chief executive officer), granting options, stock or other equity interests under our stock option or other equity-based incentive plans, and administering those plans and, where such plans specify, our other employee benefit plans.

      During 2004, the compensation committee met once — the number of meetings the compensation committee determined was appropriate in light of the sales of all of Aether’s historic operating segments. The compensation committee report which discusses the activities of the compensation committee in more detail is set forth below beginning on page 40.

      A copy of the charter of the compensation committee is available on Aether’s website at www.aethersystems.com, the content of which website is not incorporated by reference into or considered a part of, this document.

      Nominating Committee and Governance Committee. Until April 2005, Aether had a single committee addressing the nominating and corporate governance functions, whose members consisted of Messrs. Brady, Beese, Dunn, Mathias, Semans and Stamas, with Mr. Stamas serving as its chairman. All members of the nominating and corporate governance committee were independent directors, as defined under the Nasdaq listing standards, except for Mr. Stamas. As discussed above, Mr. Stamas is a partner in the law firm of Kirkland & Ellis LLP, which is the Company’s primary outside counsel, and the board had determined that Mr. Stamas is not “independent” under the Nasdaq listing standards. The Company, however, had determined in accordance with the exception afforded by Rule 4350(c) of the Nasdaq listing standards, that due to his expertise in corporate governance matters and unique depth of knowledge and experience as a director of the Company since 1999, Mr. Stamas was ideally suited to identify individuals qualified to serve on the board and it was in the best interests of the Company and its stockholders for Mr. Stamas to serve on the nominating and corporate governance committee.

      The nominating and corporate governance committee held one meeting during 2004.

      In April 2005, the board of directors separated the nominating and corporate governance functions and created a nominating committee and a governance committee. The board of directors determined, in anticipation of the termination of the exception under Rule 4350(c) of the Nasdaq listing standards, which permitted Mr. Stamas to serve on the nominating and corporate governance committee for up to two years, that it was appropriate to restructure the membership of the nominating committee so that it would be comprised of fewer members, all of whom would be independent, while at the same time permitting the governance committee to have more members.

      The members of the nominating committee are Messrs. Brady, Dunn and Mathias, with Mr. Dunn serving as its chairman. All members of the nominating committee are independent directors, as defined under the Nasdaq listing standards. The nominating committee oversees the process by which individuals are nominated to become board members. In April 2005, the nominating committee met to nominate the slate of directors to stand for election at the 2005 annual meeting of stockholders. A copy of the charter of the nominating committee, which became effective in April 2005, is available on Aether’s website at www.aethersystems.com, the content of which website is not incorporated by reference into or considered a part of, this document.

      The members of the governance committee are Messrs. Brady, Beese, Dunn, Mathias and Semans. The board has empowered the governance committee to select a chairperson and develop a committee charter, which will be reviewed and approved by the board.

Director Nominee Criteria and Process

      The nominating committee unanimously recommended the nominees for election to the board of directors for the annual meeting. In considering nominees, the nominating committee may consider suggestions from many sources, including stockowners and third-party search firms, regarding possible candidates for director. In accordance with its charter, when evaluating a nominee the nominating committee will consider, among other things, the candidate’s educational and professional background, leadership experience, personal integrity and expertise in matters affecting Aether and its business. The nominating committee will evaluate candidates on the basis of their qualifications, experience, skills and ability to enhance stockholder value and without regard to gender, race, color, national origin or other protected status. Once possible candidates are identified, the nominating committee will discuss its recommendations with the board of directors. If the candidate is approved by the board of directors, the recommended candidate will be nominated for election by Aether’s stockholders (appointed to fill a vacancy on the board, if applicable). When a vacancy occurs on the board, the nominating committee is responsible for recommending to the board of directors a nominee to fill the vacancy. As provided in Aether’s bylaws, the board is authorized to elect a new director when a vacancy occurs between annual meetings of stockholders. Candidates proposed by stockholders in accordance with the processes outlined below will be reviewed using the same criteria as candidates initially proposed by the nominating committee.

Stockholder Nominations for Directors

      Aether’s stockholders may submit candidates for consideration as director nominees. All candidate submissions must comply with the requirements of our certificate of incorporation and bylaws as well as the requirements of the Exchange Act. Our bylaws contain certain time limitations and procedures for stockholder nominations of directors. Any stockholder who intends to bring before an annual meeting of stockholders any nomination for director shall deliver a written notice to the secretary of Aether setting forth specified information with respect to the stockholder and additional information as would be required under Regulation 14A under the Exchange Act and Rule 14a-8 for a proxy statement used to solicit proxies for such nominee. In general, the notice must be delivered not less than forty-five days nor more than ninety days prior to the first anniversary of the proxy statement for the preceding year’s annual meeting; provided however that if the annual meeting is advanced by more than twenty days, or delayed by more than seventy days of the anniversary date, notice by a stockholder will be deemed timely if delivered no earlier than the ninetieth day prior to such annual meeting and not later than the forty-fifth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

Director Compensation

      Non-employee directors receive $5,000 for each board meeting they attend, reimbursement for reasonable travel expenses relating to attendance at board meetings and discretionary grants of stock options. Audit committee members receive $2,000 for each audit committee meeting they attend, and Mr. Brady, as chairman of the audit committee, receives a $7,500 annual retainer. In the discretion of the board of directors, the non-employee directors may receive stock options for their service on the board. In 2002, each director received a grant of 100,000 stock options, of which 25,000 vested in June 2003 and 25,0000 vested in June 2004, with the remainder to vest in equal installments in June 2005 and June 2006, except for the unvested options issued to Mr. Semans, all of which will vest in 2005. No options were granted to our directors in 2003 or 2004. Directors who are employees of Aether do not receive cash compensation for their services as directors or as members of committees.

      The compensation committee and the board of directors intend to review during calendar year 2005 the level of director compensation in light of the implementation of the Company’s mortgage-backed securities strategy and expect to make a determination of whether additional or different compensation is appropriate.

Executive Officer Compensation

      Summary Compensation. The following table sets forth compensation for 2002, 2003 and 2004 awarded to, earned by or paid to our chief executive officer and the three other most highly paid executive officers as of December 31, 2004. We refer to these officers as the “named executive officers.”

	Annual Compensation				Long-Term Compensation

							Shares	All Other
					Restricted Stock		Underlying	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)		Awards ($)(5)		Options (#)	($)(7)

David S. Oros	2004	$200,000	—		—		—	$15,166
Chairman and Chief Executive Officer	2003	$200,000	—		—		—	$15,526
	2002	$200,000	—		—		100,000	$11,288
David C. Reymann	2004	$180,000	$84,000	(3)	—		—	$15,166
Chief Financial Officer	2003	$180,000	—		—		—	$15,526
	2002	$174,750	$30,000		$37,500	(6)	30,000	$11,288
Michael S. Mancuso(1)	2004	$156,923	$145,128	(4)	—		—	$231,955	(8)
President, Mobile Government	2003	$200,000	$80,000		—		—	$15,526
	2002	$200,000	$75,000		$37,500	(6)	30,000	$11,288
Frank Briganti(2)	2004	$124,231	$125,000	(4)	—		—	$138,835	(8)
President, Transportation	2003	$170,000	—		—		—	$15,919
	2002	$154,372	$30,000		$37,440	(6)	30,000	$10,760

(1)	Mr. Mancuso is no longer employed by Aether. His position was terminated in connection with the sale of the Mobile Government division in September 2004.

(2)	Mr. Briganti is no longer employed by Aether. His position was terminated in connection with the sale of the Transportation division in September 2004.

(3)	Mr. Reymann was awarded a cash bonus by the board of directors in recognition of the successful completion of the sales of Aether’s business units during 2004.

(4)	Mr. Mancuso received a cash bonus of $105,128 upon the consummation of the sale of the Mobile Government segment, together with a cash performance bonus of $40,000, all in accordance with the terms of his employment agreement. Mr. Briganti received a cash bonus of $125,000 upon the consummation of the sale of the Transportation segment in accordance with the terms of his employment agreement.

(5)	At December 31, 2004, Mr. Oros held no unvested shares of restricted stock and Mr. Reymann held 3,333 unvested shares of restricted stock having a market value of $11,132 (based on a per share value of $3.34, which was the closing price of Aether common stock on December 31, 2004). All shares of restricted stock owned by Mr. Mancuso and Mr. Briganti became fully vested in September 2004 upon termination of their employment. Dividends paid on Aether’s common stock, if any, would not be paid on unvested shares of restricted stock.

(6)	On April 10, 2002, Aether granted 10,000 shares of restricted stock to each of Messrs. Reymann and Mancuso and 7,000 shares of restricted stock to Mr. Briganti. Mr. Reymann’s shares vest in equal one-third increments annually over a three-year period beginning on April 1, 2003. On May 15, 2002, Aether granted 3,000 shares of restricted stock to Mr. Briganti. All of the shares of restricted stock issued to Messrs. Mancuso and Briganti vested upon the consummation of the sales of the Mobile Government and Transportation segments, respectively.

(7)	“All Other Compensation” includes the dollar value of insurance premiums paid with respect to term life insurance, business travel accident insurance and health insurance (including dental and vision) and contributions to Aether’s 401(k) plan, unless otherwise noted.

(8)	In addition to the items identified in note 7, for Messrs. Mancuso and Briganti “All Other Compensation” also includes severance payments in the amount of $218,269 made to Mr. Mancuso and $127,500 made to Mr. Briganti pursuant to the terms of their respective employment agreements. The severance payments were made following the September 2004 sales of the Mobile Government and Transportation segments.

      No Executive Loans. Aether does not extend loans to executive officers or directors, and we have no such loans outstanding.

      No Pension Plans. Aether currently does not have any pension plans or defined contribution plans.

      Long-Term Incentive Plan Awards. No restricted shares were granted to any named executive officer during the year ended December 31, 2004 under any long-term incentive plan. The compensation committee can grant options to executive officers under the 1999 Equity Incentive Plan in order to align their interests with the long-term interests of our stockholders. In 2004, however, certain restricted shares that had previously been awarded to Messrs. Mancuso and vested or were accelerated, as described below.

      Option Grants in Last Fiscal Year. No options or stock appreciation rights were granted to any named executive officer during the year ended December 31, 2004.

      Aggregate Option Exercises and Holdings. The following table provides information concerning the shares represented by outstanding options (and, in the case of Messrs. Oros and Reymann, warrants) held by each of the named executive officers as of December 31, 2004.

Number of Shares
Underlying Unexercised
	Shares		Options at Fiscal Year-End		Value of In-The-Money
	Acquired on	Value	(#)(1)		Options at Fiscal Year-End(2)
	Exercise	Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

David S. Oros(3)	—	—	893,100	50,000	$1,159,200	$19,500
David C. Reymann(4)	—	—	116,250	22,500	$47,966	—
Michael S. Mancuso(5)	—	—	—	—	—	—
Frank E. Briganti(5)	—	—	—	—	—	—

(1)	All options were issued under the 1999 Equity Incentive Plan and are in amounts and have exercise prices as follows. Warrants issued to Mr. Oros were issued prior to Aether’s initial public offering, and Mr. Reymann received his warrants from an assignment from Mr. Oros.

Name	Amount (#)	Exercise Price

David S. Oros	655,000	$1.60
	157,500	$4.00
	12,600	$16.00
	18,000	$8.54
	50,000	$2.95
David C. Reymann	20,834	$1.49
	5,416	$1.60
	32,500	$8.00
	37,500	$8.54
	20,000	$3.75
Michael S. Mancuso	—	—
Frank E. Briganti	—	—

(2)	Options were “in the money” to the extent the closing price of Aether’s common stock on December 31, 2004 exceeded the exercise price of the options. The value of unexercised options represents the difference between the exercise price of net options and $3.34, which was the last reported sale of Aether common stock on December 31, 2004.

(3)	Includes 812,500 shares of common stock underlying warrants.

(4)	Includes 5,416 shares of common stock underlying warrants.

(5)	The vesting of Mr. Mancuso’s and Mr. Briganti’s stock options were accelerated in September as a result of the sales of their respective business units pursuant to change of control provisions in their option grants. All of their vested stock options expired unexercised on December 29, 2004 and December 16, 2004 for Mr. Mancuso and Mr. Briganti, respectively (90 days after their last day of employment).

Employment Agreements; Other Agreements

      In June 1999, we entered into an employment contract with Mr. Oros. It provides for a base salary of $200,000 per year, a performance bonus of up to $100,000 per year, and additional bonuses based on annual revenue targets. The initial term of the employment contract expired in June 2002, and the term is automatically extended for additional one month increments until terminated by Aether or Mr. Oros on 15 days’ advance notice. Pursuant to this contract, in 1999 we granted Mr. Oros a warrant to acquire 1,000,000 shares of our common stock. The warrant has an exercise price of $1.60 per share of common stock. With our consent, Mr. Oros subsequently assigned warrants to acquire 225,000 shares of our common stock and retained a warrant to acquire 775,000 shares. In 1999, Mr. Oros also received a warrant to acquire 175,000 shares of our common stock at an exercise price of $4 per share. From this second grant, Mr. Oros subsequently assigned a warrant exercisable for 17,500 shares of our common stock. Each of Mr. Oros’ warrants became exercisable upon completion of our initial public offering. Warrants that Mr. Oros continues to hold are included in the table above headed “Aggregate Option Exercises and Holdings.”

      In June 2001, we entered into an employment agreement with Mr. Reymann. The initial term of the agreement expired in June 2003, and the term automatically extends for additional one-year terms until terminated by Aether or Mr. Reymann on no less than 90 days’ advance notice (which must be given before the end of the applicable one-year extensions). The agreement provides for a base salary of not less than $150,000 per year and annual bonuses to be established by the board, the compensation committee or, if the board directs, our chief executive officer or president. Mr. Reymann may resign upon 90 days’ advance notice to Aether. If we terminate Mr. Reymann without cause or he resigns for good reason, he is entitled to receive an amount equal to 12 months’ base salary, COBRA group health coverage premium costs, immediate vesting of options, restricted stock or other equity instruments, and a pro rata share of the maximum bonus he would have been eligible to receive in the year of his termination. Under the agreement, “good reason” means Aether materially breaches the agreement or materially reduces Mr. Reymann’s title, authority or responsibilities, and “cause” means committing a material breach of the agreement, committing an act of gross negligence with respect to Aether or otherwise acting with willful disregard for Aether’s best interests, or being convicted of or pleading guilty or no contest to a felony or, with respect to his employment, committing either a material dishonest act or common law fraud or knowingly violating any federal or state securities or tax laws. The agreement provides that if there is a change in control of Aether and within 12 months after the change of control, Mr. Reymann resigns for good reason or is terminated without cause, all options, restricted stock or other equity instruments held by Mr. Reymann will become fully exercisable. A “change in control” means the occurrence of any of the following: a sale of all or substantially all of Aether’s assets, the dissolution or liquidation of Aether, a person or group purchasing over half of Aether’s voting securities, a merger or consolidation of Aether, a successful proxy contest replacing at least a majority of our board of directors, or during any two-year period the incumbent board ceasing to constitute a majority of the board, provided that individuals that a majority of the incumbent directors approve for service on the board are treated as incumbent directors.

      In connection with their employment by the Company, Messrs. Mancuso and Briganti each agreed to arrangements with the Company that entitled them to receive certain compensation and benefits if their employment was terminated within a year after a “change in control” occurred. Upon the consummation of the sale of our Transportation segment (which we treated as a change of control for purposes of Mr. Briganti’s employment agreement), Mr. Briganti received a cash bonus in the amount of $125,000 and severance payments in cash in the amount of $127,500. Upon the consummation of the sale of our Mobile Government segment (which we treated as a change of control for purposes of Mr. Mancuso’s employment agreement), Mr. Mancuso received a cash bonus in the amount of $105,128 and severance payments in cash in the amount of $218,269. In addition, all options and restricted stock granted to and held by Messrs. Mancuso or Briganti prior to July 31, 2002 became fully exercisable at the time of termination of their respective employment.

Compensation Committee Report on Executive Compensation

      The compensation committee of Aether’s board of directors is responsible for establishing and evaluating salaries and other compensation for the chief executive officer and other senior officers, including the named executive officers. The compensation committee is comprised of the following three independent directors: Messrs. Beese, Dunn and Mathias, with Mr. Mathias serving as the compensation committee chairman. This report relates to Aether’s compensation policy for its named executive officers for fiscal year 2004.

      This compensation committee report covers the following topics:

•	role of the compensation committee

•	executive compensation guiding principles

•	components of Aether’s compensation program

•	compensation of the chairman and chief executive officer

Role of the Compensation Committee

      The compensation committee’s primary responsibility is to establish Aether’s compensation programs. The compensation committee determines all compensation paid or awarded to Aether’s key executive officers each year, except that Aether’s board of directors has delegated to Mr. Oros, as a Board Committee of one, the ability to make grants of up to 40,000 shares per individual pursuant to the 1999 Equity Incentive Plan and Aether’s Acquisition Incentive Plan, subject to his duty to report periodically to the compensation committee.

      The compensation committee’s goal is to retain and motivate executives who can assist Aether with its operations and strategic activities and advance the interests of our stockholders. To do so, the compensation committee oversees Aether’s compensation system to ensure Aether is offering competitive and fair compensation that rewards executives for continued service and exceptional performance. Measurement of corporate performance is primarily based on objective factors that the compensation committee believes are important in assessing performance including the achievement of strategic business, corporate and financial goals.

      Additionally, the compensation committee considers more subjective factors that it believes are important in evaluating performance such as success in continuing to improve overall efficiencies, hiring and retention of key employees and assisting Aether with implementing its mortgage-backed securities strategy. The measurement of individual performance is evaluated on the basis of job performance and the contribution of the individual to achieving Aether’s goals for the year. The compensation committee also considers the particular officer’s overall contributions to Aether over the past year and the officer’s role in Aether’s transition to its mortgage-backed securities strategy. In 2004, a main priority for Aether was the sale of its three operating segments: Enterprise Mobility Solutions, Transportation and Mobile Government. Several of Aether’s named executive officers were compensated with bonuses and received severance bonuses in connection with the sales of these segments as further described above.

      Annual performance bonuses and stock grants are based on the compensation committee’s evaluation of the executive’s performance in achieving annual corporate goals as well as other contributions that enhance Aether’s value.

      The compensation committee was mindful in 2004 of the impact of Aether’s transition to mortgage-backed securities strategy, the reduction in staffing that occurred over the course of the year and the shift in responsibility among Aether’s remaining employees and officers. As Aether’s mortgage-backed securities business continues to evolve, the compensation committee expects that it will modify or revise the factors it considers to compensate Aether’s key executives. The compensation committee may also reevaluate the base salaries paid to its existing employees and officers and may determine to increase or decrease such salaries and to revise incentive compensation opportunities (including both cash bonuses and equity-based awards), as the case may be, depending on the success of the mortgage-backed securities strategy.

Executive Compensation Guiding Principles

      The compensation committee has established an executive compensation program designed to:

•	provide competitive cash compensation and long-term incentives to attract and retain high-caliber executives;

•	encourage strong performance of our executive officers through bonuses when achieving pre-determined goals and other long-term incentives; and

•	align our executive officers’ interests with the long-term interests of stockholders through awards of stock options and restricted stock.

Components of Aether’s Compensation Program

      Executive officers’ compensation consists primarily of three components: (i) base salary, (ii) cash bonus and (iii) restricted stock and option grants.

      Base Salary. Base salary is intended to reflect the levels of responsibility assumed within Aether and the compensation committee strives to ensure that base salaries are set at levels that permit Aether to attract and retain managers and executives with the qualifications and abilities necessary to allow Aether to achieve its strategic business, corporate and financial goals. The compensation committee annually discusses the levels of base salary for Aether’s executive officers. In determining salary adjustments for Aether’s executive officers, the compensation committee takes into consideration various factors that determine an executive’s value to Aether, including the individual’s knowledge, experience, time in position and performance. These factors are considered subjectively in the aggregate, and none of these factors is accorded a specific weight.

      In 2004, there were no increases to the base salaries of the named executive officers. For 2005, the compensation committee approved reasonable merit increases for some of Aether’s employees and executive officers, except for its Chief Executive Officer who will continue to receive his salary pursuant to his employment agreement with Aether. These increases were recommended by Aether’s chief executive officer and approved by the compensation committee which determined that such increases in base salary were are appropriate to compensate these key employees for the additional responsibilities assumed in the transition to a mortgage- business. The compensation committee believes that the base salaries offered to key employees are sufficient to enable Aether to retain these employees while it continues to implement and grow its mortgage-backed securities strategy. If the mortgage-backed securities strategy is successful, the compensation committee may decide to reevaluate the base salaries of Aether’s key employee to ensure that the compensation paid to these employees continues to retain and motivate these individuals.

      Cash Bonus. Individual cash bonuses are based on the evaluation of the performance of Aether and accomplishments of each executive officer in achieving various specified goals set by management or the board of directors for the year. In 2004, one of Aether’s primary goals was to sell its three operating segments and to move toward implementing its mortgage-backed securities strategy. The compensation committee decided to award annual or periodic cash bonuses relating to the sales of Aether’s operating segments, as a way of providing executive officers with additional incentives to meet these goals and to compensate these key employees for the additional responsibilities they assumed during the sales process and Aether’s transition to a mortgage-backed securities business. In 2004, a high priority for Aether was to sell its three operating segments and the compensation committee awarded cash bonuses to those executives who were integral in the sales process. Messrs. Reymann, Mancuso and Briganti were each awarded cash bonuses as more fully described above.

      Stock Grants. The compensation committee believes achievement of Aether’s goals may be fostered by stock grant programs that reward employees who significantly enhance Aether’s value by tying the employees compensation to the value of Aether. The compensation committee also believes that inducement grants of restricted stock options, subject to certain vesting periods, may encourage employees to remain with Aether while it implements its mortgage-backed securities strategy. The compensation committee has the authority to issue to grant options and issue restricted stock pursuant to Aether’s 1999 Equity Incentive Plan and the 2002 Acquisition Incentive Plan. In 2004, we did not issue any options or grant any restricted stock to our executive officers or directors.

      In addition, the compensation committee believes it is important for Aether’s directors to own stock in the company. At the recommendation of the compensation committee and at the discretion of the board of directors, the non-employee directors may receive stock options for their service on the board of directors. In 2002, each director received a grant of 100,000 stock options, which vest over a period of three or four years. No options were granted to our directors in 2003 or 2004 because the compensation committee believed the options that vest each year are sufficient to promote Aether’s interest in its directors owning stock. In the future, the compensation committee may decide to make additional grants of stock options to Aether’s non-employee directors.

      Other Compensation. In addition to the compensation discussed above, Aether also provides its employees, including the named executive officers, with customary benefits that the compensation committee believes are required to attract and retain qualified personnel. These include payment or subsidy of premiums associated with health, disability and life insurance, along with matching contributions pursuant to Aether’s 401K plan.

      Chief Executive Officer’s Compensation. In June 1999, Aether entered into an employment contract with Mr. Oros. The initial term of this agreement expired in June 2002 and is automatically extended for additional one month increments until terminated by Aether or Mr. Oros on 15 days advance notice. The compensation committee believes it is in the best interests of Aether and its stockholders to continue to renew Mr. Oros’ employment agreement and compensate Mr. Oros pursuant to the terms of this agreement. Mr. Oros’ employment agreement provides for a base salary of $200,000 per year, a performance bonus of up to $100,000 per year, and additional bonuses based on annual revenue targets. It is the compensation committee’s view that the relationship between the terms of Mr. Oros’ employment agreement and Aether’s performance is appropriate and serves stockholders’ interests.

      In 2004, Mr. Oros received a base salary of $200,000 in cash in accordance with the terms of his employment contract. He also received certain employee benefits, such as life insurance coverage of $300,000, short- and long-term disability insurance, business travel accident insurance, health insurance and a 401(k) match, all of which were consistent with benefits offered to all other Aether employees. Mr. Oros requested that he not receive a cash bonus or a stock option grant in 2004. The compensation committee chose to honor this request because Mr. Oros is already one of Aether’s largest stockholders and his financial well-being is therefore directly tied to Aether’s performance as reflected in the price per share of its common stock. The compensation committee believes that Mr. Oros’ total compensation for 2004 was reasonable and appropriate based upon Aether’s results of operations and the successful transition of its operations to its mortgage-backed securities strategy and will continue to monitor his overall compensation to ensure that it supports the achievement of Aether’s future goals and objectives as outlined by the board of directors. Going forward, the compensation committee or Mr. Oros may seek to renegotiate the terms of Mr. Oros’ employment agreement to take into consideration Aether’s focus on its mortgage-backed securities business.

      Our employment arrangements with Mr. Oros and Mr. Reymann provide for certain severance payments in cases where employment is terminated without cause or as a result of a change of control (as that term is defined in the employment agreement of each of them). The compensation committee has determined that the costs associated with these severance arrangements are reasonable and do not place an undue burden on Aether.

      Compensation Deduction Limit. Section 162(m) of the Internal Revenue Code generally limits the compensation that a corporation can deduct for payments to a chief executive officer and the four other most highly compensated executive officers to $1 million per officer per year. However, compensation that is “performance-based,” as defined by Section 162(m), is exempt from this limitation on deductibility. Option exercises are typically deductible under the “performance-based” exemption if the option is granted with an exercise price at or above the market price when granted. The compensation committee has designed Aether’s compensation programs to preserve the tax deductibility of the compensation paid to senior executive officers under section 162(m), while at the same time providing Aether’s executive officers with incentives to work with Aether and enhance its value. The compensation committee may, however, also award compensation that is not exempt from the limitations on deductibility under section 162(m) where it believes such compensation is in the best interests of Aether and its stockholders, balancing tax efficiency with long-term strategic goals.

Summary

      The compensation committee is committed to continually reviewing our compensation philosophy and programs to ensure that they are meeting our objectives of providing compensation that attracts and retains our executive officers and encourages them to achieve Aether’s business goals.

      This compensation committee Report shall not be deemed “soliciting material,” to be “filed” with the SEC, subject to Regulation 14A or 14C or to the liabilities Section 18 of the Exchange Act, except to the extent we specifically request that the information be treated as soliciting material. This report shall not be deemed incorporated by reference in any document previously or subsequently filed with the SEC that incorporates by reference all or any portion of this proxy statement/prospectus, unless this report is specifically incorporated by reference.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

J. Carter Beese, Jr.
Jack B. Dunn, IV
Edward J. Mathias

Compensation Committee Interlocks and Insider Participation

      None of the members of our compensation committee is or has ever been an officer or employee of Aether or any of its subsidiaries. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires our officers (as defined in regulations issued by the SEC) and directors, and persons who own more than ten percent of a registered class of Aether’s equity securities, to file initial reports of ownership and reports of changes in ownership of the common stock and other equity securities of Aether, with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

      Based solely on a review of the copies of such reports of ownership received by us and certifications from executive officers and directors that no other reports were required for such persons, we believe that during fiscal year 2004 all filing requirements applicable to its executive officers, directors and such greater than ten percent stockholders were complied with on a timely basis.

Audit Committee Report

      The role of the audit committee is to assist the board of directors in its oversight of Aether’s financial reporting process in accordance with its charter. Management of Aether is primarily responsible for the preparation, presentation and integrity of Aether’s financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent accountants are responsible for auditing Aether’s financial statements in accordance with generally accepted auditing standards and expressing an opinion as to their conformity with generally accepted accounting principles. The independent accountants have free access to the audit committee to discuss any matters they deem appropriate.

      During fiscal year 2004, the audit committee discussed with both Aether’s independent accountants and internal auditors, the overall scope and plans for their respective audits. The audit committee also met periodically with the independent accountants and internal auditors, with and without management present, to discuss the results of their audit findings, the overall quality of Aether’s financial reporting and their evaluation of Aether’s internal control over financial reporting. The audit committee also reviewed Aether’s critical accounting policies and practices and alternative treatments of financial information during its discussions with the independent accountants.

      In fulfilling its oversight responsibilities, the audit committee has considered and discussed with management and the independent auditors, the quality and acceptability of Aether’s financial reporting and controls and the audited financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2004. The audit committee also discussed with Aether’s independent auditors the results of the annual audit and other matters required to be communicated to the audit committee by the independent auditors under generally accepted auditing standards, applicable law or listing standards, including matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the audit committee has discussed with KPMG LLP, the independent auditors’ independence from management and Aether, including the matters contained in the written disclosures required pursuant to Rule 3600T of the Public Company Accounting Oversight Board, which adopted on an interim basis Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, which was delivered to the audit committee in written form. The audit committee also considered whether the provision of non-audit services by the independent auditors is compatible with maintaining the auditors’ independence.

      Based upon the reports and discussions described in this report, the audit committee recommended to the board of directors that the audited financial statements be included in Aether’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC. The audit committee has also recommended to stockholders the reappointment of KPMG LLP as the independent accountants to audit Aether’s consolidated financial statements for fiscal year 2005.

      This audit committee report shall not be deemed “soliciting material,” to be “filed” with the SEC, subject to Regulation 14A or 14C or to the liabilities Section 18 of the Exchange Act, except to the extent we specifically request that the information be treated as soliciting material. This report shall not be deemed incorporated by reference in any document previously or subsequently filed with the SEC that incorporates by reference all or any portion of this proxy statement/prospectus, unless this report is specifically incorporated by reference.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

James T. Brady (Chairman)
J. Carter Beese
Truman T. Semans

Stock Performance Chart

      As part of proxy statement disclosure requirements mandated by the SEC, we are required to provide a comparison of the cumulative total stockholder return on our common stock with that of a broad equity market index and either a published industry index or a peer group index.

      The following graph provides a comparison of the cumulative total stockholder return on Aether’s common stock since December 31, 1999 with the cumulative total return of the Nasdaq Market Index and the Bloomberg REIT Mortgage Index, or the BBG REIT Mortgage Index, a published industry index of real estate investments trusts engaged in the business of mortgage investment. As a result of the Company’s change in business strategy during the year to owning and managing a portfolio of mortgage-backed securities, we believe that comparing our performance with the BBG REIT Mortgage Index would be more meaningful for our stockholders and therefore have changed our index for 2004 to the BBG REIT Mortgage Index. However, for comparative purposes, we have also included the Business Software Services Index prepared by Media General Financial Services, a peer group index, which we used in our performance chart for 2003.

	1999	2000	2001	2002	2003	2004

AETHER SYSTEMS, INC.	$100.00	$54.62	$12.84	$5.25	$6.63	$4.66
BUSINESS SOFTWARE SERVICES INDEX	$100.00	$70.93	$53.61	$36.63	$48.83	$52.74
NASDAQ MARKET INDEX	$100.00	$62.85	$50.10	$34.95	$52.55	$56.97
BBG REIT MORTGAGE INDEX	$100.00	$110.82	$207.94	$255.68	$337.30	$427.46

      This graph assumes that $100 was invested on December 31, 1999 in Aether’s common stock and in each of the above indices with reinvestment of any dividends. The cumulative total returns indicated in the graph are not necessarily indicative and are not intended to suggest future cumulative total returns.

      The preceding stock performance graph is not considered proxy solicitation material and is not deemed to be filed with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the 1934 Act, and the graph shall not be deemed to be incorporated by reference into any prior or subsequent filing by the corporation under the Securities Act of 1933 or the 1934 Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Since January 1, 2002, we have engaged in the following transactions or there are currently proposed transactions with the following persons:

•	directors, nominees for election as directors, or executive officers;

•	beneficial owners of 5% or more of Aether’s common stock;

•	immediate family members of the above; and

•	entities in which the above persons have substantial interests.

      Since the middle of 2000, Huber Oros & Company, LLC, or Huber Oros, has been the administrative agent of our corporate benefits program. Matthew Oros, the chief executive officer and founder of Huber Oros, is the brother of David S. Oros, our Chairman and Chief Executive Officer. Huber Oros billed Aether $108,000 in agency fees in 2004, which is based on a percentage of the total claims processed by Huber Oros on behalf of Aether during 2004.

      During 2004, Aether paid the last $100,000 installment of a total $300,000 pledge to the University of Maryland Foundation, which is a charitable organization affiliated with the University of Maryland. Aether committed to make this contribution in 2001, and the first two $100,000 installments were paid in 2001 and 2002. Our Chief Executive Officer is currently a member of the Foundation’s board of directors, which he joined in 2002.

      Since the middle of 2003, Kirkland & Ellis LLP has been Aether’s outside legal counsel. George P. Stamas, a director of Aether, is a partner in the law firm of Kirkland & Ellis LLP. During 2004, Kirkland & Ellis LLP billed Aether approximately $2.1 million. The vast majority of these fees were incurred in connection with the evaluation of a range of strategic options, as well as the disposition of the Mobile Government and Transportation divisions.

SELECTION OF INDEPENDENT AUDITOR

Information Regarding the Fees Paid to KPMG during the Year Ending December 31, 2004 and December 31, 2004

Audit Fees

      The aggregate fees billed for professional services rendered for Aether by KPMG for the years ended December 31, 2004 and 2003 were:

	2004	2003

Audit Fees	$633,000	$695,000
Audit-Related Fees	495,000	262,000
Tax Fees	255,000	141,000
All Other Fees	—	—
Total Fees	$1,383,000	$1,098,000

      KPMG billed Aether $462,000 for professional services rendered for the annual audit for Aether’s consolidated financial statements, the quarterly reviews of the consolidated financial statements for fiscal year 2004 and the audit with respect to management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004. KPMG billed Aether $717,000 for professional services rendered for the annual audit for Aether’s consolidated financial statements, and the quarterly reviews of the consolidated financial statements for fiscal year 2003.

      The aggregate fees billed for all audit-related services rendered by KPMG for the years ended December 31, 2004 and 2003 (see chart above under heading “Audit-Related Fees”) principally covered accounting consultations and audits and consultations in connection with the disposition of Aether’s wireless businesses.

      The aggregate amount billed for all tax fees for the years ended December 31, 2004 and 2003 (see chart above under heading “Tax Fees”) principally covered tax planning, tax consulting and tax compliance services provided to Aether.

      Aether does not use its independent auditor as its internal auditor.

      No other professional services were rendered or fees were billed by KPMG for the most recent fiscal year or for the year ending December 31, 2003.

      The audit committee has adopted policies and procedures for the pre-approval of the above fees. All requests for services to be provided by KPMG are submitted to the chairman of the audit committee. Requests for all non-audit related services require pre-approval from the chairman of the audit committee.

      None of the hours expended on the audit engagement of KPMG were attributable to persons other than full-time, permanent employees of KPMG.

CORPORATE GOVERNANCE INFORMATION

      Stockholders can access Aether’s corporate governance information, including Aether’s Code of Ethics for Senior Financial Officers and the charters of the audit committee, compensation committee, and nominating committee, at Aether’s website, www.aethersystems.com, the content of which website is not incorporated by reference into, or considered a part of, this document.

COMMUNICATING WITH THE BOARD OF DIRECTORS

      In order to communicate with the board of directors as a whole, with non-management directors or with specified individual directors, correspondence may be directed to the Secretary at 621 E. Pratt Street, Suite 601, Baltimore, Maryland 21202, or at (443) 573-9400.

      Under Aether’s bylaws, stockholders may propose business to be brought before an annual meeting. In order for a stockholder to make submit a proposal for consideration at Aether’s annual meeting, the stockholder must fulfill the requirements set forth in our bylaws and notify the Secretary no less than forty-five nor more than ninety days prior to the first anniversary of the proxy statement for the preceding year’s annual meeting. For each stockholder proposal, the stockholder must provide Aether with (i) a brief description of the business desired to be brought before the meeting, (ii) the reasons for bringing such business and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and (iii) the class and number of shares of Aether which are beneficially owned and of record for such stockholder and such beneficial owner, if applicable. The Board of Directors will evaluate all proposals submitted by stockholders.

      If you intend to propose any matter for action at our 2006 Annual Meeting of Stockholders and wish to have the proposal included in our proxy statement, you must submit your proposal to David C. Reymann, Secretary, Aether at 1621 E. Pratt Street, Suite 601, Baltimore, Maryland 21202, or at (443) 573-9400, not later than [date], 2006. Please note that proposals must comply with all of the requirements of Rule 14a-8 under the Exchange Act of 1934 as well as the requirements of our certificate of incorporation and Bylaws. Only then can we consider your proposal for inclusion in our proxy statement and proxy relating to the 2006 Annual Meeting. We will be able to use proxies you give us for the next year’s meeting to vote for or against any stockholder proposal that is not included in the proxy statement at our discretion unless the proposal is submitted to us on or before [date], 2006.

OTHER MATTERS FOR ACTION AT THE ANNUAL MEETING

      As of the date of this proxy statement/prospectus, we know of no matters that will be presented for consideration at the annual meeting other than as described in this proxy statement/prospectus. If, however, other matters are brought before the annual meeting, the persons named as proxies will vote in accordance with their judgment on such matters unless otherwise indicated on the proxy.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The information incorporated by reference in this proxy statement/prospectus as described below is considered to be a part of this proxy statement/prospectus, except for any information that is modified or superseded by information that is included directly in this proxy statement/prospectus or by a document subsequently filed with the SEC. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus.

      This proxy statement/prospectus incorporates by reference the documents listed below that Aether has previously filed with the SEC. They contain important information about Aether and its financial condition.

Aether’s SEC Filings	Period

Annual Report on Form 10-K/A	Year ended December 31, 2004 as filed on March 16, 2005 and subsequently amended and restated

      Also incorporated by reference are additional documents that Aether may file with the SEC after the date of this proxy statement and prior to the date of the annual meeting under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

AVAILABLE INFORMATION

      We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file with the SEC at the SEC’s facilities located at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the offices of the National Association of Securities Dealers, Inc. located at 1735 K Street, N.W., Washington, D.C. 20006. Please call the SEC at 1-800-SEC-0330 for further information on the SEC’s public reference rooms. Our SEC filings also are available to the public at the SEC’s website at www.sec.gov or on our website at www.aethersystems.com.

      We have filed a registration statement on Form S-4 to register with the SEC the common stock of Aether Holdings to be issued in the reorganization. This proxy statement/prospectus is part of that registration statement and constitutes a prospectus of Aether Holdings in addition to being a proxy statement of Aether for the annual meeting.

      You should rely only on the information contained in this document or that which we have referred you to. We have not authorized anyone to provide you with any additional information. This proxy statement/prospectus is dated as of the date listed on the cover page. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than such date and neither the mailing of this proxy statement/prospectus to stockholders, nor the issuance of shares of Aether Holdings common stock in the reorganization shall create any implication to the contrary.

FORWARD LOOKING STATEMENTS

      This proxy statement/prospectus contains “forward-looking statements,” as such term is used in the Securities Exchange Act of 1934, as amended. When used in this proxy statement/prospectus, the words “anticipate,” “believe,” “estimate,” “intend,” “may,” “will,” and “expect” and similar expressions as they relate to Aether or our management are intended to identify such forward-looking statements. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties. They are not guarantees of future performance or results. Aether’s actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. As a result, readers should not place undue reliance on these forward-looking statements. While it is difficult to identify each factor and event that could affect our results, there are a number of important factors that could cause actual results to differ materially from those indicated by the forward-looking statements and as a result could have an adverse impact on our business, financial condition and operating results. The factors include, but are not limited to, the matters discussed in this proxy statement and our public filings. Aether undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LEGAL MATTERS

      The validity of the common stock of Aether Holdings to be issued in the reorganization will be passed upon by Kirkland & Ellis LLP, legal counsel to Aether Holdings. Kirkland & Ellis LLP has rendered an opinion to Aether and Aether Holdings as to certain federal income tax consequences of the reorganization. Mr. George P. Stamas, a partner of Kirkland & Ellis LLP, is a director of Aether and will be a director of Aether Holdings immediately following the reorganization.

      Morris, Nichols, Arsht & Tunnell LLP has rendered an opinion to Aether and Aether Holdings as to the enforceability of the transfer restrictions under Delaware Law.

HOUSEHOLDING OF PROXY MATERIALS

      We have adopted a process called “householding” for mailing this proxy statement/prospectus in order to reduce printing costs and postage fees. Householding means that stockholders who share the same last name and address will receive only one copy of the proxy statement/prospectus, unless we receive contrary instructions from any stockholder at that address. We will continue to mail a proxy card to each stockholder of record.

      If you prefer to receive multiple copies of the proxy statement/prospectus at the same address, we will provide additional copies to you promptly upon request. If you are a stockholder of record, please contact David C. Reymann, Chief Financial Officer, at 621 E. Pratt Street, Suite 601, Baltimore, Maryland 21202, or at telephone number (443) 573-9400. Eligible stockholders of record receiving multiple copies of the proxy statement/prospectus can request householding by contacting us in the same manner.

      If you are a beneficial owner, you may request additional copies of the proxy statement/prospectus or you may request householding by contacting your broker, bank or nominee.

APPENDIX A

AGREEMENT AND PLAN OF

REORGANIZATION BY AND AMONG
AETHER HOLDINGS, INC. AETHER MERGER SUB, INC. AND
AETHER SYSTEMS, INC.

      THIS AGREEMENT AND PLAN OF REORGANIZATION (the “Agreement”), dated as of May 4, 2005, is by and among Aether Systems, Inc., a Delaware corporation (the “Company”), Aether Holdings, Inc., a Delaware corporation (“Holdings”), and Aether Merger Sub, Inc., a Delaware corporation (“Merger Sub”).

      WHEREAS, the Company has an authorized capital stock consisting of 1,000,000,000 shares of common stock, par value $0.01 per share (the “Company Common Stock”), of which 44,007,654 shares are issued and outstanding as of April 15, 2005, and 1,000,000 shares of preferred stock, par value $0.01 per share, none of which are outstanding on the date hereof;

      WHEREAS, Holdings has an authorized capital stock consisting of 1,000,000,000 shares of common stock, par value $0.01 per share (the “Holdings Common Stock”), of which 100 shares are issued and outstanding and are held by the Company on the date hereof, and 1,000,000 shares of preferred stock, par value $0.01 per share, none of which are outstanding on the date hereof (the “Holdings Preferred Stock”);

      WHEREAS, Merger Sub has an authorized capital stock consisting of 100 shares of common stock (the “Merger Sub Common Stock”), all of which are issued and outstanding and are held by Holdings on the date hereof;

      WHEREAS, the Company, Holdings and Merger Sub desire to effect a reorganization of the Company into a holding company structure (the “Reorganization”) by means of the Merger (as defined below), pursuant to which the Company will become a wholly-owned subsidiary of Holdings and shareholders of the Company will exchange their shares of Company Common Stock for shares of Holdings Common Stock;

      WHEREAS, the boards of directors of the Company and Merger Sub each desire that, to facilitate the Reorganization, Merger Sub merge with and into the Company (the “Merger”) pursuant to Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”) on the terms set forth in this Agreement, which is intended to constitute, inter alia, an agreement of merger for the purposes of the DGCL, and the boards of directors of the Company and Merger Sub have each approved this Agreement;

      WHEREAS, the board of directors of Holdings has approved this Agreement and authorized Holdings to join and be bound by it;

      WHEREAS, the board of directors of the Company has directed that this Agreement be submitted to a vote of the Company’s stockholders at the annual meeting of stockholders (the “Annual Meeting”); and

      WHEREAS, Holdings, as the sole stockholder of Merger Sub, and the Company, as the sole stockholder of Holdings, have each adopted this Agreement.

      NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained, the parties hereto agree as follows.

ARTICLE I

THE MERGER

      Section 1.01     The Merger; Effect of Merger. At the Effective Time (as defined in Section 1.2 below), Merger Sub shall be merged with and into the Company pursuant to Section 251 of the DGCL, the separate existence of Merger Sub shall cease, and the Company, as the surviving corporation, shall continue its corporate existence under the laws of the State of Delaware, all with the effect provided in the

DGCL. The Company, as the surviving corporation, shall succeed, insofar as permitted by law, to all rights, assets, liabilities and obligations of Merger Sub in accordance with the DGCL.

      Section 1.02     Effective Time. The Effective Time shall be the time at which a duly executed copy of a Certificate of Merger with respect to the Merger is filed in the office of the Secretary of State of Delaware in accordance with the provisions of the DGCL.

      Section 1.03     Company Certificate of Incorporation. The certificate of incorporation, as amended, of the Company, as in effect immediately prior to the Effective Time, shall be and remain the certificate of incorporation, as amended of the Company, as the surviving corporation, following the Effective Time until it shall thereafter be amended as provided by law, except that Article Fourth thereof shall be deleted and replaced in its entirety with the following: “Article Fourth: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value $0.01 per share.”

      Section 1.04     Company By-laws. The by-laws of the Company, as in effect immediately prior to the Effective Time, shall be and remain the by-laws of the Company, as the surviving corporation, following the Effective Time until the same shall thereafter be altered, amended or repealed.

      Section 1.05     Company’s Directors and Officers. The directors and officers, respectively, of the Company immediately prior to the Effective Time shall continue as the directors and officers, respectively, of the Company following the Effective Time, to hold office until their successors have been duly elected and qualified in accordance with the certificate of incorporation and bylaws of the Company as the surviving corporation.

      Section 1.06     Holdings’ Certificate of Incorporation and By-laws. Prior to the Effective Time, Holdings and the Company shall cause its Certificate of Incorporation and By-laws to read in their entirety substantially as set forth in Annex A and B, respectively.

ARTICLE II

CONVERSION OF SHARES

      Section 2.01     Company Common Stock. At the Effective Time, automatically by virtue of the Merger and without any further action by any of the parties hereto or any other person, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one share of Holdings Common Stock upon compliance with the procedures specified in Article III of this Agreement. No shares of Company Common Stock shall be issued or outstanding after the Effective Time, except as set forth in Section 2.02 below.

      Section 2.02     Merger Sub Common Stock. At the Effective Time, automatically by virtue of the Merger and without any further action by any of the parties hereto or any other person, each share of Merger Sub Common Stock outstanding immediately prior to the Effective Time shall be converted into one share of Company Common Stock and, as a result thereof, Holdings shall become the sole stockholder of the Company.

      Section 2.03     Holdings Common Stock. At the Effective Time, automatically by virtue of the Merger and without any further action by any of the parties hereto or any other person, each share of Holdings Common Stock issued and outstanding and held by the Company immediately prior to the Effective Time shall be cancelled and cease to be issued or outstanding.

      Section 2.04     Stock Option Plans. At the Effective Time, Holdings shall assume and continue the Company’s 1999 Equity Incentive Plan and its Acquisitions Incentive Plan (the “Plans”), be substituted as the “Company” under the terms and provisions of the Plans and assume all rights and obligations of the Company under the Plans as theretofore in effect and all stock options outstanding thereunder (the “Outstanding Options”). The Plans and the Outstanding Options shall, pursuant to their terms, thereafter apply to shares of Holdings Common Stock in the same manner as they theretofore applied to shares of Company Common Stock. Prior to the Effective Time, the Company shall take such action with respect to the Plans as is appropriate to facilitate performance of the foregoing provisions of this Section 2.04.

ARTICLE III

EXCHANGE OF STOCK CERTIFICATES

      Section 3.01     Appointment of Exchange Agent. At or prior to the Effective Time, Holdings shall appoint a bank or trust company selected by Holdings as exchange agent (“Exchange Agent”) for the purpose of facilitating the exchange of certificates representing shares of Company Common Stock (“Company Certificates”) for certificates representing shares of Holdings Common Stock (“Holdings Certificates”).

      Section 3.02     Exchange of Certificates. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of Company Certificates a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon delivery of the Company Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Company Certificates in exchange for Holdings Certificates. Upon proper surrender of each Company Certificate for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Company Certificate shall be entitled to receive in exchange therefor a Holdings Certificate representing one (1) share of Holdings Common Stock for each share represented by the surrendered Company Certificate.

      Section 3.03     Restriction on Payment of Dividends and Distributions. No dividends or other distributions declared after the Effective Time with respect to Holdings Common Stock shall be paid to the holder of any unsurrendered Company Certificate until the holder thereof shall surrender such Company Certificate in accordance with Section 3.02. After the surrender of a Company Certificate in accordance with Section 3.02, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Holdings Common Stock represented by such Company Certificate. Notwithstanding the foregoing, to the fullest extent permitted by law, none of Holdings, the Company, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

      Section 3.04     Issuance of Holdings Certificate in a Different Name. If any Holdings Certificate is to be issued in a name other than that in which the Company Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Company Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a Holdings Certificate in any name other than that of the registered holder of the Company Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

      Section 3.05     No Transfers of Company’s Common Stock after the Effective Time. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Certificates representing such shares are presented for transfer, no transfer shall be effected on the stock transfer books of Holdings with respect to such shares and no Holdings Certificate shall be issued representing the shares of Holdings Common Stock exchangeable for such shares of Company Common Stock unless and until such Company Certificate is delivered to the Exchange Agent together with properly completed and duly executed copies of all documents required by Section 3.02 (or such other documents as are satisfactory to Holdings and the Exchange Agent in their sole discretion).

      Section 3.06     Lost Old Certificates. In the event any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Certificate to be lost, stolen or destroyed and, if required by Holdings, the posting by such person of a bond in such amount as Holdings may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Company Certificate, the Exchange Agent will issue, in exchange for such lost, stolen, or destroyed Company Certificate, a Holdings Certificate representing the shares of Holdings Common Stock deliverable in respect of such Company Certificate pursuant to this Agreement.

ARTICLE IV

CONDITIONS TO REORGANIZATION

      Section 4.01     Conditions to Reorganization. The consummation of the Reorganization is subject to the satisfaction, or (to the extent permitted by law) waiver by the Company, of the following conditions prior to the Effective Time:

(a) Consents. Any consents, approvals or authorizations that the Company deems necessary or appropriate to be obtained in connection with the consummation of the Reorganization shall have been obtained;

(b) Stockholder Approval. This Agreement shall have been adopted by the holders of Company Common Stock in accordance with the DGCL;

(c) Tax Opinion. The Company shall have received, in form and substance satisfactory to it, an opinion from its counsel with respect to certain federal income tax consequences of the Reorganization;

(d) Delaware Opinion. The Company shall have received, in form and substance satisfactory to it, an opinion from its counsel with respect to the enforceability of the transfer restrictions contained in Article Thirteenth of the Holdings Certificate of Incorporation; and

(e) Listing. Holdings Common Stock to be issued and reserved for issuance in connection with the Reorganization shall have been approved for listing by the Nasdaq National Market.

ARTICLE V

AMENDMENT, DEFERRAL AND TERMINATION

      Section 5.01     Amendment. Subject to section 251(d) of the DGCL, the parties hereto, by mutual consent of their respective boards of directors, may amend this Agreement prior to the filing of the Certificate of Merger with the Secretary of State of Delaware.

      Section 5.02     Deferral. Consummation of the Reorganization may be deferred by the board of directors of the Company or any authorized officer of the Company following the Annual Meeting if said board of directors or authorized officer determines that such deferral would be advisable and in the best interests of the Company and its stockholders.

      Section 5.03     Termination. This Agreement may be terminated and the Reorganization abandoned at any time prior to the filing of the Certificate of Merger with the Secretary of State of Delaware, whether before or after adoption of this Agreement by the stockholders of the Company, by action of the board of directors of the Company, if the board of directors determines that the consummation of the Reorganization would not, for any reason, be advisable and in the best interests of the Company and its stockholders.

ARTICLE VI

MISCELLANEOUS

      Section 6.01     Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

      Section 6.02     Further Assurances. From time to time on and after the Effective Time, each party hereto agrees that it will execute and deliver or cause to be executed and delivered all such further assignments, assurances or other instruments, and shall take or cause to be taken all such further actions, as may be necessary or desirable to consummate the Reorganization. Merger Sub hereby authorizes and empowers the Company, as the surviving corporation, to execute and deliver all such assignments, assurances and other instruments and to take all such further actions in the name of Merger Sub following the Effective Time.

      Section 6.03     Counterparts. This Agreement may be executed in one or more counterparts and each such counterpart hereof shall be deemed to be an original instrument but all such counterparts together shall constitute but one agreement.

      Section 6.04     Description Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

* * * * *

      IN WITNESS WHEREOF, the undersigned have duly executed this Agreement on the date first written above.

AETHER SYSTEMS, INC.,
a Delaware corporation

By:	/s/ DAVID S. OROS

Name: David S. Oros

Title:	Chief Executive Officer

AETHER MERGER SUB, INC.,
a Delaware corporation

By:	/s/ DAVID C. REYMANN

Name: David C. Reymann

Title:	President

AETHER HOLDINGS, INC.,
a Delaware corporation

By:	/s/ DAVID S. OROS

Name: David S. Oros

Title:	Chief Executive Officer

ANNEX A

Included as Appendix B to the Proxy Statement/Prospectus

ANNEX B

Included as Appendix C to the Proxy Statement/Prospectus

APPENDIX B

CERTIFICATE OF
INCORPORATION OF
AETHER HOLDINGS, INC.

      FIRST: The name of the Corporation is Aether Holdings, Inc.

      SECOND: The address, including street number, city, and county, of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington 19808, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware is Corporation Service Company.

      THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (“Delaware Law”).

      FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,001,000,000 shares, consisting of 1,000,000,000 shares of Common Stock, par value $.01 per share and 1,000,000 shares of Preferred Stock, par value $.01 per share.

      Except as otherwise provided in respect of any class of stock hereafter classified or reclassified or any series thereof hereafter authorized, and except as otherwise specifically required by law: (1) the exclusive voting power for all purposes shall be vested in the holders of the Common Stock and (2) each holder of Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and to cast one vote for each outstanding share of Common Stock so held upon any matter or thing (including without limitation the election of one or more directors) properly submitted to a vote of, and acted upon by, the stockholders. Except as otherwise provided in respect of any class of Preferred Stock hereafter classified, each share of Common Stock shall share ratably in any dividends if or when declared by the Board of Directors of the Corporation and paid by the Corporation. In the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, each share of Common Stock shall be entitled, after payment or provision for payment of the amount to which any class or series hereafter authorized shall have a preference on such distributions shall be entitled, together with any class or series not having a preference, to share ratably in the remaining net assets of the Corporation. Each share of Common Stock shall have the same relative rights as and be identical in all respects to all other shares of Common Stock.

      Any other class or series of stock of the Corporation shall be subject to all of the rights, privileges, preferences and priorities of such class or series as set forth in the certificate of designations filed to establish such class or series.

      The Board of Directors is authorized to provide for the issuance from time to time of Common Stock or Preferred Stock, whether now or hereafter authorized, in one or more class or series, or securities convertible into shares of its stock, in one or more class or series, for such consideration as may be determined by the Board of Directors, without further stockholder approval. As provided by law and within the limitations and restrictions set forth in the Corporation’s Certificate of Incorporation, the Board of Directors is empowered to fix or alter the powers, dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, liquidation and other preferences, and other special rights of any class or series of Common Stock or Preferred Stock, whether now or hereafter authorized, and the number of shares constituting any such class or series and the designation thereof, and to increase or decrease the number of shares of any class or series subsequent to the issue of shares of that class or series, but not below the number of shares of such class or series then outstanding. In case the number of shares of any class or series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such class or series.

      FIFTH: The corporation is to have perpetual existence.

      SIXTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

(a) The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The phrase “whole Board” and the phrase “total number of directors” shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

(b) The power to adopt, amend or repeal the Bylaws of the Corporation may be exercised by the Board of Directors. Any adoptions, amendment or repeal of the Bylaws by the Board of Directors shall require the approval of a majority of the Board of Directors. The stockholders shall also have the power to adopt, amend or repeal the Bylaws, provided that in addition to any vote of the holders of any class or series of stock required by law or this Certificate of Incorporation, the affirmative vote of at least 66 2/3% of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal any provision of the Bylaws of the Corporation.

      SEVENTH: (a) The number of directors of the Corporation constituting the whole Board of Directors shall be fixed by resolution of the Board of Directors. Each director shall hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified, or until he or she sooner resigns, is removed or becomes disqualified.

      (b) Any vacancy on the Board of Directors of the Corporation may be filled by the stockholders at an annual meeting or special meeting called for such purpose or by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

      (c) Any director may be removed, with cause, by the holders of a majority of the shares then entitled to vote at an election of directors at an annual meeting or special meeting of stockholders called for such purpose. For purposes of this section, “cause” shall mean only (i) conviction of a felony, (ii) declaration of unsound mind or order of a court, (iii) gross dereliction of duty, (iv) conviction of an act involving moral turpitude or (v) commission of an act which constitutes intentional misconduct or a knowing violation of law if in either case such act involves both improper substantial personal benefit and a material injury to the Corporation.

      EIGHTH: Any action required by Delaware Law to be taken at any annual meeting or special meeting of stockholders, or any action which may be taken at any annual meeting or special meeting of stockholders, may be taken only at such meeting, duly called in accordance with the Corporation’s Bylaws, and not by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware or otherwise, except that action may be taken by written consent if the consent is signed by the holders of all outstanding shares entitled to vote on the matter.

      NINTH: (a) The Corporation shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the name of the Corporation), by reason of his acting as a director or officer of the Corporation or, at the request of the Corporation, in any other capacity for or on behalf of the Corporation (and the Corporation, in the discretion of the Board of Directors, shall indemnify a person by reason of the fact that he is or was an employee of the Corporation) against any liability or expense actually and reasonably incurred by such person in respect thereof. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise. The right to indemnification conferred by this Article Ninth shall be deemed to be a contract between the Corporation and each person referred to herein.

      (b) No amendment to repeal these provisions shall apply to or have any effect on the liability or alleged liability of any person for, or with respect to, any acts or omissions of such person occurring prior to such amendment.

      TENTH: A director of the Corporation shall under no circumstances have any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

      ELEVENTH: The Board of Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the statutes of Delaware, this Certificate of Incorporation and the Bylaws of the Corporation; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such by-laws had not been adopted.

      TWELFTH: The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation and other provisions authorized by the laws of the State of Delaware in force at the time may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon the stockholders, directors or any other person whomsoever by and pursuant to the Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

      THIRTEENTH: Restrictions on Transfers.

      13.1     Definitions. As used in this Article Thirteenth, the following capitalized terms have the following meanings when used herein with initial capital letters (and any references to any portions of Treasury Regulation § 1.382-2T shall include any successor provisions):

“5% Transaction” means any Transfer described in clause (a) or (b) of Section 13.2.

“Agent” has the meaning set forth in Section 13.6.

“Code” means the Internal Revenue Code of 1986, as amended.

“Corporation Securities” means (i) shares of Common Stock, (ii) shares of Preferred Stock (other than preferred stock described in Section 1504(a)(4) of the Code), (iii) warrants, rights, or options (including options within the meaning of Treasury Regulation § 1.382-2T(h)(4)(v)) to purchase Securities of the Corporation, and (iv) any Stock.

“Excess Securities” has the meaning given such term in Section 13.5.

“Expiration Date” means the beginning of the taxable year of the Corporation to which the Board of Directors determines that no Tax Benefits may be carried forward, unless the Board of Directors shall fix an earlier date in accordance with Section 13.11.

“Five-Percent Shareholder” means a Person or group of Persons that is a “5-percent shareholder” of the Corporation pursuant to Treasury Regulation § 1.382-2T(g).

“Percentage Stock Ownership” means the percentage Stock Ownership interest of any Person or group (as the context may require) for purposes of section 382 of the Code as determined in accordance with Treasury Regulation § 1.382-2T(g), (h), (j) and (k) or any successor provision.

“Person” means any individual, firm, corporation or other legal entity, and includes any successor (by merger or otherwise) of such entity.

“Pre-existing 5% Stockholder” means (i) any Person that (A) has filed a Schedule 13D or 13G with respect to the Corporation on or before May 4, 2005 or (B) on or before the thirtieth day after the effectiveness of the Certificate of Incorporation, establishes to the satisfaction of the Board of Directors that such Person was a direct Five-Percent Shareholder or a “first tier entity” of the Corporation within the meaning of Treasury Regulation § 1.382-2T(f)(9) on May 4, 2005 and (ii) any “5-percent owner” or “higher tier entity” of any Person described in clause (i) within the meaning of Treasury Regulation § 1.382-2T(f)(10) and 1.382-2T(f)(14).

“Prohibited Distribution” has the meaning given such term in Section 13.6.

“Prohibited Transfer” means any purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this Article Thirteenth.

“Public Group” has the meaning set forth in Treasury Regulation § 1.382-2T(f)(13).

“Purported Transferee” has the meaning set forth in Section 13.5.

“Securities” and “Security” each has the meaning set forth in Section 13.8.

“Stock” means any interest that would be treated as “stock” of the Corporation pursuant to Treasury Regulation § 1.382-2T(f)(18).

“Stock Ownership” means any direct or indirect ownership of Stock, including any ownership by virtue of application of constructive ownership rules, with such direct, indirect, and constructive ownership determined under the provisions of Code § 382 and the regulations thereunder.

“Tax Benefit” means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Section 382, of the Corporation or any direct or indirect subsidiary thereof.

“Transfer” means, any direct or indirect sale, transfer, assignment, conveyance, pledge or other disposition or other action taken by a person, other than the Corporation, that alters the Percentage Stock Ownership of any Person or group. A Transfer also shall include the creation or grant of an option (including an option within the meaning of Treasury Regulation § 1.382-2T(h)(4)(v)). For the avoidance of doubt, a Transfer shall not include the creation or grant of an option by the Corporation, nor shall a Transfer include the issuance of Stock by the Corporation.

      13.2     Restrictions on Transfers. Any attempted Transfer of Corporation Securities prior to the Expiration Date and any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Expiration Date, shall be prohibited and void ab initio (a) if the transferor is a Five-Percent Shareholder or (b) to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (1) any Person or group of Persons would become a Five-Percent Shareholder or (2) the Percentage Stock Ownership in the Corporation of any Five-Percent Shareholder would be increased.

      13.3     Exceptions.

      (a) Notwithstanding anything to the contrary herein, if a Transfer by (but not to) a Pre-existing 5% Stockholder otherwise would be prohibited by Section 13.2, such Transfer shall not be prohibited under Section 13.2 if both of the following conditions are met: (i) such Transfer does not increase the Percentage Stock Ownership of any Five-Percent Shareholder other than a Public Group (including a new Public Group created under Treasury Regulation § 1.382-2T(j)(3)(i)), and (ii) the Stock that is the subject of the Transfer was acquired by such Pre-existing 5% Stockholder in exchange for shares of common stock of Aether Systems, Inc. that were owned by such Pre-existing 5% Stockholder on May 4, 2005.

      (b) The restrictions set forth in Section 13.2 shall not apply to an attempted Transfer that is a 5% Transaction if the transferor or the transferee obtains the prior written approval of the Board of Directors or a duly authorized committee thereof. As a condition to granting its approval pursuant to Section 13.3, the Board of Directors may, in its discretion, require (at the expense of the transferor and/or transferee) an opinion of counsel selected by the Board of Directors that the Transfer shall not result in the application of any section 382 limitation on the use of the Tax Benefits. The Board of Directors may exercise the authority granted by this Article Thirteenth through duly authorized officers or agents of the Corporation. Nothing in this Section 13.3 shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

      13.4     Legend. Each certificate representing shares of Common Stock issued by the Corporation shall conspicuously bear the following legend:

“THE CERTIFICATE OF INCORPORATION (THE “CERTIFICATE OF INCORPORATION”) OF THE CORPORATION CONTAINS RESTRICTIONS PROHIBITING THE TRANSFER (AS DEFINED IN THE CORPORATION’S CERTIFICATE OF INCORPORATION) OF ANY STOCK OF THE CORPORATION (INCLUDING THE CREATION OR GRANT OF CERTAIN OPTIONS) WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS OF THE CORPORATION (THE “BOARD OF DIRECTORS”) IF SUCH TRANSFER AFFECTS THE PERCENTAGE OF STOCK OF THE CORPORATION (WITHIN THE MEANING OF SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER), THAT IS TREATED AS OWNED BY A FIVE PERCENT STOCKHOLDER UNDER THE CODE AND SUCH REGULATIONS. IF THE TRANSFER RESTRICTIONS ARE VIOLATED, THEN THE TRANSFER WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEREE OF THE STOCK WILL BE REQUIRED TO TRANSFER EXCESS SECURITIES (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) TO THE CORPORATION’S AGENT. IN THE EVENT OF A TRANSFER WHICH DOES NOT INVOLVE SECURITIES OF THE CORPORATION WITHIN THE MEANING OF DELAWARE GENERAL CORPORATION LAW (“SECURITIES”) BUT WHICH WOULD VIOLATE THE TRANSFER RESTRICTIONS, THE PURPORTED TRANSFEREE (OR THE RECORD OWNER) OF THE SECURITIES WILL BE REQUIRED TO TRANSFER SUFFICIENT SECURITIES PURSUANT TO THE TERMS PROVIDED FOR IN THE CORPORATION’S CERTIFICATE OF INCORPORATION TO CAUSE THE FIVE PERCENT STOCKHOLDER TO NO LONGER BE IN VIOLATION OF THE TRANSFER RESTRICTIONS. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE CERTIFICATE OF INCORPORATION, CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.”

      13.5     Excess Securities.

      (a) No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a stockholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Transfer (the “Excess Securities”). Until the Excess Securities are acquired by another person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of stockholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any. After the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Corporation Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provisions of this Section 13.5 or Section 13.6 shall also be a Prohibited Transfer.

      (b) The Corporation may require as a condition to the registration of the Transfer of any Corporation Securities or the payment of any distribution on any Corporation Securities that the proposed Transferee or payee furnish to the Corporation all information reasonably requested by the Corporation with respect to all the direct or indirect ownership interests in such Corporation Securities. The Corporation may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement this Article Thirteenth, including, without limitation, authorizing such transfer agent to require an affidavit from a purported transferee regarding such Person’s actual and constructive ownership of stock and other evidence that a Transfer will not be prohibited by this Article Thirteenth as a condition to registering any transfer.

      13.6     Transfer to Agent. If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer then, upon written demand by the Corporation sent within thirty days of the date on which the Board of Directors determines that the attempted Transfer would result in Excess Securities, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any dividends or other distributions that were received by the Purported Transferee from the Corporation with respect to the Excess Securities (“Prohibited Distributions”), to an agent designated by the Board of Directors (the “Agent”). The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm’s-length transactions (on the public securities market on which such Excess Securities are traded, if possible, or otherwise privately); provided, however, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to surrender Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Section 13.7 if the Agent rather than the Purported Transferee had resold the Excess Securities.

      13.7     Application of Proceeds and Prohibited Distributions. The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee has previously resold the Excess Securities, any amounts received by it from a Purported Transferee, together, in either case, with any Prohibited Distributions, as follows: (a) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (b) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value at the time of the Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance or similar Transfer) which amount shall be determined at the discretion of the Board of Directors; and (c) third, any remaining amounts shall be paid to one or more organizations qualifying under section 501(c)(3) of the Code (or any comparable successor provision) selected by the Board of Directors. The Purported Transferee of Excess Securities shall have no claim, cause of action or any other recourse whatsoever against any transferor of Excess Securities. The Purported Transferee’s sole right with respect to such shares shall be limited to the amount payable to the Purported Transferee pursuant to this Section 13.7. In no event shall the proceeds of any sale of Excess Securities pursuant to this Section 13.7 inure to the benefit of the Corporation.

      13.8.     Modification of Remedies for Certain Indirect Transfers. In the event of any Transfer which does not involve a transfer of securities of the Corporation within the meaning of Delaware Law (“Securities,” and individually, a “Security”) but which would cause a Five-Percent Shareholder to violate a restriction on Transfers provided for in this Article Thirteenth, the application of Section 13.6 and Section 13.7 shall be modified as described in this Section 13.8. In such case, no such Five-Percent

Shareholder shall be required to dispose of any interest that is not a Security, but such Five-Percent Shareholder and/or any Person whose ownership of Securities is attributed to such Five-Percent Shareholder shall be deemed to have disposed of and shall be required to dispose of sufficient Securities (which Securities shall be disposed of in the inverse order in which the were acquired) to cause such Five-Percent Shareholder, following such disposition, not to be in violation of this Article Thirteenth. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in Sections 13.6 and 13.7, except that the maximum aggregate amount payable either to such Five-Percent Shareholder or to such other Person that was the direct holder of such Excess Securities, in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Stock shall be paid out of any amounts due such Five-Percent Shareholder or such other Person. The purpose of this Section 13.8 is to extend the restrictions in Sections 13.2 and 13.6 to situations in which there is a 5% Transaction without a direct Transfer of Securities, and this Section 13.8, along with the other provisions of this Article Thirteenth, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Corporation Securities.

      13.9     Legal Proceedings. If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty days from the date on which the Corporation makes a written demand pursuant to Section 13.6 (whether or not made within the time specified in Section 13.6), then the Corporation shall use its best efforts to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender. Nothing in this Section 13.9 shall (a) be deemed inconsistent with any Transfer of the Excess Securities provided in this Article Thirteenth being void ab initio, (b) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand or (c) cause any failure of the Corporation to act within the time periods set forth in Section 13.6 to constitute a waiver or loss of any right of the Corporation under this Article Thirteenth.

      13.10     Damages. Any stockholder subject to the provisions of this Article Thirteenth who knowingly violates the provisions of this Article Thirteenth and any Persons controlling, controlled by or under common control with such stockholder shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Corporation’s ability to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation.

      13.11     Board Authority.

      (a) The Board of Directors of the Corporation shall have the power to determine all matters necessary for assessing compliance with this Article Thirteenth, including, without limitation, (i) the identification of Five-Percent Shareholders, (ii) whether a Transfer is a 5% Transaction or a Prohibited Transfer, (iii) the Percentage Stock Ownership in the Corporation of any Five-Percent Shareholder, (iv) whether an instrument constitutes a Corporation Security, (v) the amount (or fair market value) due to a Purported Transferee pursuant to Section 13.7, and (vi) any other matters which the Board of Directors determines to be relevant; and the good faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article Thirteenth. In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind by-laws, regulations and procedures of the Corporation not inconsistent with the provisions of this Article Thirteenth for purposes of determining whether any Transfer of Corporation Securities would jeopardize the Corporation’s ability to preserve and use the Tax Benefits and for the orderly application, administration and implementation of this Article Thirteenth. The Board of Directors may delegate all or any portion of its duties and powers under this Article Thirteenth to a committee of the Board of Directors as it deems necessary or advisable.

      (b) Nothing contained in this Article Thirteenth shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the

Corporation and its stockholders in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable, the Board of Directors may, by adopting a written resolution, (i) accelerate or extend the Expiration Date, (ii) modify the ownership interest percentage in the Corporation or the Persons or groups covered by this Article Thirteenth, (iii) modify the definitions of any terms set forth in this Article Thirteenth or (iv) modify the terms of this Article Thirteenth as appropriate to prevent an ownership change for purposes of section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise; provided, however, that the Board of Directors shall not cause there to be such acceleration, extension, change or modification unless it concludes in writing that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits, and its conclusion is based upon a written opinion of tax counsel to the Corporation. Such written conclusion of the Board of Directors shall be filed with the Secretary of the Corporation and shall be mailed by the Secretary to all stockholders of the Corporation within 10 days after the date of such conclusion.

      13.12     Reliance. The Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer or the chief accounting officer of the Corporation or of the Corporation’s legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this Article Thirteenth, and the members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of any Corporation Securities owned by any stockholder, the Corporation is entitled to rely conclusively on (a) the existence and absence of filings of Schedule 13D or 13G under the Securities and Exchange Act of 1934, as amended (or similar schedules), as of any date and (b) its actual knowledge of the ownership of Corporation Securities.

      13.13.     General Authorization. The purpose of this Article Thirteenth is to facilitate the Corporation’s ability to maintain or preserve its Tax Benefits. If any provision of this Article Thirteenth or any application of any provision thereunder is determined to be invalid, the validity of the remaining provisions shall be unaffected and application of such provision shall be affected only to the extent necessary to comply with such determination.

      FOURTEENTH: The name and address of the sole incorporator is as follows: Donna M. McClurkin-Fletcher, c/o Kirkland & Ellis LLP, 655 15th Street, N.W., Suite 1200, Washington, D.C. 20005.

APPENDIX C

BY-LAWS OF

AETHER HOLDINGS, INC.
(a Delaware Corporation)

ARTICLE I

OFFICES

      The Corporation shall maintain a registered office in the State of Delaware as required by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (“DGCL”). The Corporation may also have offices at other places, within or without the State of Delaware, as the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

      Section 2.01     Place of Meetings. Meetings of the stockholders shall be held at such place, within or without the State of Delaware, as the Board of Directors designates. If no designation is made by the Board of Directors, the place of meeting shall be the principal office of the Corporation.

      Section 2.02     Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held at such date, place and/or time as may be fixed by resolution of the Board of Directors.

      Section 2.03     Special Meetings. A special meeting of the stockholders of the corporation may be called only by the President, the Chairman of the Board or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies (the “Whole Board”), or at the request in writing of stockholders owning at least fifty percent (50%) in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote generally in the election of directors. No notice of a special meeting need be given to stockholders if each stockholder entitled to vote at such meeting waives notice thereof in writing; however, notice of such meeting must be provided to the Board of Directors notwithstanding any waiver by the stockholders.

      Section 2.04     Notice or Waiver of Notice. Written or printed notice, stating the place, day and hour of the meeting and the purposes for which the meeting is called, shall be prepared and delivered by the Corporation not less than ten days nor more than sixty days before the date of the meeting, either personally, or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. Meetings may be held without notice if all stockholders entitled to vote are present (except as otherwise provided by law), or if notice is waived by those not present. Any previously scheduled meeting of the stockholders may be postponed and (unless the Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be canceled, by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

      Section 2.05     Stockholder List. After the record date for a meeting of stockholders has been fixed, at least ten days before such meeting, the officer or other agent of the Corporation who has charge of the stock ledger of the Corporation shall make a list of all stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place in the city where the meeting is to be held, which place is to be specified in the notice of the meeting, or at the place where the meeting is to be held. Such list shall also, for the duration of the meeting, be produced and kept open to the examination of any stockholder who is present at the time and place of the meeting.

      Section 2.06     Presiding Officer of Meetings. The Chairman of the Board of Directors, if any, or in the absence of the Chairman of the Board, the President, shall preside at all meetings of the stockholders. In the absence of the Chairman of the Board and the President, the presiding officer shall be elected by vote of the holders of a majority of the shares of capital stock entitled to be voted whose holders are present in person or represented by proxy at the meeting.

      Section 2.07     Secretary of Meetings. The Secretary of the Corporation shall act as secretary of all meetings of the stockholders. In the absence of the Secretary, the presiding officer of the meeting shall appoint any other person to act as secretary of the meeting.

      Section 2.08     Inspectors. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Such appointments shall be made in accordance with and each inspector shall have the duties prescribed by Section 231 of the DGCL.

      Section 2.09     Quorum and Adjournment. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the voting power of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series voting separately as a class or series, the holders of a majority of the voting power of the shares of such class or series shall constitute a quorum for the transaction of such business. The chairman of the meeting or a majority of the shares of Voting Stock so represented may adjourn the meeting from time to time, whether or not there is such a quorum (or, in the case of specified business to be voted on by a class or series, the chairman or a majority of the shares of such class or series so represented may adjourn the meeting with respect to such specified business). No notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. At any adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the original meeting.

      Section 2.10     Voting and Proxies. Unless otherwise provided in the DGCL or in the Certificate of Incorporation, and subject to the other provisions of these Bylaws, each stockholder shall be entitled to one vote on each matter for each share of the Corporation’s capital stock that has voting power and that is held by such stockholder. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or as may be permitted by law, or by his duly authorized attorney-in-fact. Such proxy must be filed with the Secretary of the Corporation or his representative at or before the time of the meeting. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed appointment of proxy shall be irrevocable if the appointment form states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote such stock unless the pledgor in a transfer on the books of the corporation has expressly empowered the pledgee to vote the pledged shares, in which case only the pledgee or his or her proxy shall be entitled to vote.

      Section 2.11     Required Vote. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by written ballot. Except as otherwise set forth in the Certificate of Incorporation with respect to the right of the holders of any series of Preferred Stock or any other series or class of stock to elect additional directors under specified circumstances, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all matters other than the election of directors submitted to the stockholders at any meeting shall be decided by the affirmative vote of a majority of the voting power of the outstanding Voting Stock present in person or represented by proxy at the meeting and entitled to vote thereon.

      Section 2.12     Notice of Stockholder Business.

      (a) Annual Meeting of Stockholders.

(i) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of any other business to be considered at an annual meeting of the stockholders may be made only (a) by or at the direction of the Board of Directors, or (b) by any stockholder of record of the Corporation who gives notice in accordance with the procedures set forth in clauses (2) and (3) of this paragraph 2.12(a) of this Bylaw, and who is a stockholder of record both on the date of giving such notice and on the record date for determination of stockholders entitled to vote at such annual meeting.

(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (b) of paragraph 2.12(a)(1) of this Bylaw, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than forty-five days nor more than ninety days prior to the first anniversary of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty days, or delayed by more than seventy days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the forty-fifth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 14a-11 thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

(iii) Notwithstanding anything in the second sentence of paragraph 2.12(a)(2) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least forty-five days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

      (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 2.04 of these Bylaws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Bylaw and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as are specified in the Corporation’s Notice of Meeting, if the stockholder’s notice as required by paragraph 2.12(a)(2) of this Bylaw shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

      (c) General.

(i) Only persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

(ii) For purposes of this Bylaw, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act (or their successor provisions), or in a notice of meeting or proxy statement mailed generally to the Corporation’s stockholders.

(iii) Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or its successor provision) under the Exchange Act.

ARTICLE III

DIRECTORS

      Section 3.01     General Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders. Except as otherwise provided in the Certificate of Incorporation, each director of the Corporation shall be entitled to one vote per director on all matters voted or acted upon by the Board of Directors.

      Section 3.02     Qualifications and Number. A director need not be a stockholder, a citizen of the United States or a resident of the State of Delaware. The number of directors constituting the whole

Board shall initially be two and shall thereafter be such a number as the Board of Directors by resolution determines.

      Section 3.03     Election and Term. Directors who are elected at an annual meeting of stockholders shall hold office until their successors are elected and qualified or until their earlier resignation or removal. Except as the DGCL may otherwise require, any vacancy on the Board of Directors may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director. Any director elected pursuant to the immediately preceding sentence shall hold office until the next election of the class for which such director shall have been chosen, and until his successor shall be elected and qualified. Any director may resign at any time upon written notice to the Corporation.

      Section 3.04     Place of Meetings. Any meeting of the Board of Directors may be held either within or without the State of Delaware.

      Section 3.05     Regular Meetings. A regular meeting of the Board of Directors shall be held without notice other than this Bylaw immediately after, and at the same place as, each annual meeting of stockholders. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without notice other than such resolution.

      Section 3.06     Special Meetings. Special meetings of the Board of Directors shall be called at the request of the Chairman of the Board, the President or a majority of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

      Section 3.07     Notice. Notice of any special meeting shall be given to each director at his business or residence in writing or by facsimile or by telephone communication. If mailed, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five days before such meeting. If by facsimile transmission, such notice shall be transmitted at least twenty-four hours before such meeting. If by telephone, the notice shall be given at least twelve hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Bylaws as provided under Article X hereof. A meeting may be held at any time without notice if all the directors are present (except as otherwise provided by law) or if those not present waive notice of the meeting in writing, either before or after such meeting.

      Section 3.08     Organization. The Chairman of the Board, if any, or in the absence of the Chairman of the Board, the President, shall preside over meetings of the Board of Directors. In the absence of the Chairman of the Board and the President, a presiding officer shall be chosen by a majority of the directors present. The Secretary of the Corporation shall act as secretary of the meeting. In his or her absence the presiding officer shall appoint another person to act as secretary of the meeting.

      Section 3.09     Quorum. A whole number of directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

      Section 3.10     Vote.

      (a) The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, by the Certificate of Incorporation or by these Bylaws.

      (b) Notwithstanding any provision in these Bylaws to the contrary, the affirmative vote of at least two-thirds of the Board of Directors shall be required to authorize the taking of any of the following actions on the part of the Corporation:

(A) engaging in or committing to engage in the disposition by the Corporation or any subsidiary thereof of all or substantially all the assets of the Corporation or any subsidiary thereof, merging or consolidating the Corporation or any subsidiary thereof with and/or into another entity, or selling all or substantially all of the assets of the Corporation or any subsidiary thereof as an entirety; and

(B) acquiring, directly or indirectly, any substantial and material interest or participation in any other business venture.

      Section 3.11     Informal Action of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

      Section 3.12     Conference Call Meeting. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

ARTICLE IV

COMMITTEES

      Section 4.01     Committees of the Board. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have the power or authority (i) to approve or adopt, or recommend to the stockholders, any action or matter (x) expressly required by the DGCL to be submitted to stockholders for approval or (y) set forth in Section 3.09(b) or (ii) to adopt, amend or repeal any Bylaw of the Corporation; and unless the resolution designating the committee, these Bylaws or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.

      Section 4.02     Procedures; Minutes of Meetings. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. Each committee shall keep regular minutes of its meetings and report the same to the Board, when required. Unless otherwise specified in the Board resolution appointing the Committee, all provisions of the DGCL and these Bylaws relating to meetings, action without meetings, notice (and waiver thereof) and quorum and voting requirements of the Board apply, as well, to such committees and their members.

ARTICLE V

OFFICERS

      Section 5.01     General. The elected officers of the Corporation shall be a Chairman of the Board, a President, a Secretary, a Treasurer, and such other officers as the Board of Directors from time to time may deem proper, including without limitation one or more Vice Presidents, Assistant Secretaries or Assistant Treasurers. The Chairman of the Board shall be chosen from the directors. All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof. Any number of offices may be held by the same person.

      Section 5.02     Election and Term of Office. The elected officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Subject to Section 5.04 of these Bylaws, each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign. Election or appointment of an officer or agent shall not of itself create contract rights.

      Section 5.03     Subordinate Officers. The Board of Directors may appoint, or empower the chief executive officer or the president to appoint, such other officers and agents as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

      Section 5.04     Removal and Resignation of Officers; Vacancy. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, at any time by an affirmative vote of the majority of the Board of Directors at any regular or special meeting of the Board of Directors or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his successor, his death, his resignation or his removal, whichever event shall first occur, except as otherwise provided in an employment contract or an employee plan.

      Any director or any officer, whether elected or appointed, may resign at any time by serving written notice of such resignation on the Chairman of the Board, the President or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the President, or the Secretary or at such later date as is stated therein. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

      Section 5.05     Vacancy. A newly created office and a vacancy in any office because of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors.

      Section 5.06     Chief Executive Officer. The President shall be the Chief Executive Officer of the Corporation unless the Board of Directors designates the Chairman of the Board as Chief Executive Officer. Subject to the control of the Board of Directors, the Chief Executive Officer shall have general executive charge, management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation; and shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time are assigned by the Board of Directors.

      Section 5.07     Power to Vote Stock. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer of the Corporation shall have full power and authority on behalf of the Corporation to attend and to vote at any meeting of stockholders or partners of any corporation or any partnership in which the Corporation may hold stock or partnership interests, as the case may be, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock or partnership interests at any such meeting, and shall have power and authority to execute and deliver proxies, waivers and consents on behalf of the Corporation in connection with the exercise by the Corporation of the rights and powers incident to the ownership of such stock or partnership interests. The Board of Directors may from time to time confer like powers upon any other person or persons.

      Section 5.08     Chairman of the Board. If elected, the Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors; and he or she shall have such other powers and as duties designated in these Bylaws and as from time to time may be assigned by the Board of Directors.

      Section 5.09     President. Unless the President is not the Chief Executive Officer and the Board shall have vested such authority exclusively in the Chief Executive Officer, the President shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness, and other obligations in the name of the Corporation; unless the Board of Directors otherwise determines, he or she shall, in the absence of the Chairman of the Board or if there be no Chairman of the Board, preside at all meetings of the stockholders and (should he or she be a director) of the Board of Directors; may sign all certificates for shares of capital stock of the Corporation; and shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned by the Board of Directors.

      Section 5.10     Vice Presidents. In the absence of the Chairman of the Board or Chief Executive Officer, if any, or President, or in the event of their inability or refusal to act, a Vice President designated by the Board of Directors shall perform the duties of the Chairman of the Board or Chief Executive Officer, if any, or the President, as the case may be, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board or Chief Executive Officer, if any, or President. In the absence of a designation by the Board of Directors of a Vice President to perform the duties of the Chairman of the Board or Chief Executive Officer, if any, or President, the Vice President who is senior in terms of the time as a Vice President of the Corporation shall so act. The Vice Presidents may sign all certificates for shares of capital stock of the Corporation and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

      Section 5.11     Treasurer. The Treasurer shall have custody of all the funds and Securities of the Corporation which come into his or her hands. When necessary or proper, he or she may endorse, on behalf of the Corporation, for collection checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks or depositories as shall be designated in the manner prescribed by the Board of Directors, and he or she may sign all receipts and vouchers for payments made to the Corporation, either alone or jointly with such other officer as is designated by the Board of Directors. Whenever required by the Board of Directors, the Treasurer shall render a statement of his or her cash account. The Treasurer shall enter or cause to be entered regularly in the books of the Corporation to be kept by him or her for that purpose full and accurate accounts of all moneys received and paid out on account of the Corporation; shall perform all acts incident to the position of Treasurer subject to the control of the Board of Directors; may sign with the President or a Vice-President all certificates for shares of the capital stock of the Corporation; and shall, if required by the Board of Directors, give such bond for the faithful discharge of his or her duties in such form as the Board of Directors may require.

      Section 5.12     Assistant Treasurers. Each Assistant Treasurer shall have the usual powers and duties pertaining to his or her office, together with such other powers and duties as may be assigned to him or her by the Board of Directors.

      Section 5.13     Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the stockholders in books provided for that purpose; shall attend to the giving and serving of all notices; may in the name of the Corporation attest to all contracts of the Corporation and affix the seal of the Corporation thereto; may sign with the President or a Vice-President all certificates for shares of the capital stock of the Corporation; shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of

Directors may direct, all of which shall at all reasonable times be open to inspection of any director upon application at the office of the Corporation during business hours; and shall in general perform all duties incident to the office of Secretary, subject to the control of the Board of Directors.

      Section 5.14     Assistant Secretary. Each Assistant Secretary shall have the usual powers and duties pertaining to his or her office, together with such other powers and duties as may be assigned to him or her by the Board of Directors or the Secretary.

      Section 5.15     Compensation. The Board of Directors shall have the authority to establish reasonable compensation of all officers for services to the Corporation.

ARTICLE VI

CAPITAL STOCK

      Section 6.01     Certificates of Stock. Certificates for shares of capital stock of the Corporation shall be in such form as the Board of Directors may from time to time prescribe and shall be signed by the President or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Any or each of the signatures on a stock certificate, including that of any transfer agent or registrar, may be a facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before the certificate is issued, the certificate may be issued by the Corporation with the same effect as if the officer, transfer agent or registrar were the officer, transfer agent or registrar at the date of issuance.

      Section 6.02     Transfer of Stock. Subject to Article Thirteenth of the Certificate of Incorporation of the Corporation and any other restrictions on transfer adopted pursuant thereto or hereto, shares of stock of the Corporation shall be transferable on the books of the Corporation only by the holder of record thereof, in person or by duly authorized attorney, upon surrender and cancellation of a certificate or certificates for a like number of shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the Corporation or its agents may require.

      Section 6.03     Ownership of Stock. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise expressly provided by law.

      Section 6.04     Lost, Stolen or Destroyed Certificates. In case any certificate for stock of the corporation is lost, stolen or destroyed, the Corporation may require such proof of the fact and such indemnity to be given to it, to its transfer agent or to its registrar, if any, as deemed necessary or advisable by it.

ARTICLE VII

INDEMNIFICATION; TRANSACTIONS WITH INTERESTED PERSONS

      Section 7.01     Indemnification. The Corporation (and any successor to the Corporation by merger or otherwise) shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnitee”) who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity, including service with respect to an employee benefit plan, against all liability, expense and loss (including attorneys’ fees, judgments, fines, ERISA taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such Indemnitee, but only if such Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal proceeding, had no reasonable cause to believe such Indemnitee’s conduct was unlawful. Notwithstanding the preceding sentence, except for a suit or action brought under Section 7.3 hereof, the Corporation shall be required to indemnify an Indemnitee in connection with a Proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors of the Corporation.

      Section 7.02     Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnitee in defending any Proceeding in advance of its final disposition; provided, however, that to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Article VII or otherwise.

      Section 7.03     Claims. If a claim for indemnification or payment of expenses under this Article VII is not paid in full within sixty days after a written claim therefor by the Indemnitee has been received by the Corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or payment of expenses under applicable law.

      Section 7.04     Authorization. Any indemnification under Section 7.01 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 7.01. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

      Section 7.05     Nonexclusivity of Rights. The rights conferred on any Indemnitee by this Article VII shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

      Section 7.06     Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

      Section 7.07     Other Indemnification and Prepayment of Expenses. This Article VII shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by the Board.

      Section 7.08     Survival of Indemnification Rights. The rights to indemnification and advance payment of expenses provided by Section 7.01 and 7.02 hereof shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the personal representatives, heirs, executors and administrators of such person.

      Section 7.09     Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, partner (limited or general), manager, trustee or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person’s status as such, and related expenses, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of applicable law.

      Section 7.10     Transactions With Interested Persons. No contract or transaction between the Corporation and any of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which any of its directors or officers is a director or officer or has a financial interest, shall be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof at which the contract or transaction is authorized or solely because his or her vote is counted for such purpose, if —

(a) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors are less than a quorum;

(b) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the vote of the stockholders; or

(c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof or the stockholders.

ARTICLE VIII

RECORD DATE

      Section 8.01     Actions by Stockholders. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 days nor less than ten days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, unless the Board fixes a new record date for the adjourned meeting.

      Section 8.02     Payments. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

      Section 8.03     Stockholders of Record. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to receive notifications, to vote as such owner and to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise may be provided by the DGCL.

ARTICLE IX

MISCELLANEOUS

      Section 9.01     Corporate Seal. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation and the words “Corporate Seal, Delaware.”

      Section 9.02     Fiscal Year. The Board of Directors shall have power to fix, and from time to time to change, the fiscal year of the Corporation.

      Section 9.03     Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be made annually.

      Section 9.04     Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.

      Section 9.05     Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the DGCL, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders of the Board of Directors need be specified in any waiver of notice of such meeting.

ARTICLE X

AMENDMENT

      These Bylaws may be amended, altered, added to, rescinded or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting and, in the case of a meeting of the Board of Directors, in a notice given no less than twenty-four hours prior to the meeting; provided, however, that, notwithstanding any other provisions of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the stock required by law, the Certificate of Incorporation or these Bylaws, the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required in order for stockholders to alter, amend or repeal any provision of these Bylaws or to adopt any additional bylaw.

APPENDIX D

LEGAL OPINION OF
KIRKLAND & ELLIS LLP
May —, 2005

Aether Systems, Inc.

621 E. Pratt Street
Suite 601
Baltimore, MD 21202

          Re: Aether Systems, Inc.

                 Registration Statement on Form S-4 (No. 333-                    )

Ladies and Gentlemen:

      We have acted as counsel to Aether Systems, Inc. (the “Company”) in connection with the above-referenced Registration Statement (together with the exhibits and appendices and any amendments and supplements thereto, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in connection with the proposed merger of Aether Merger Sub, Inc., a wholly-owned subsidiary of Aether Holdings, Inc. (“Holdings”), with and into the Company pursuant to an agreement and plan of reorganization as described in and attached to the Registration Statement (the “Merger Agreement”), resulting in the Company becoming the surviving corporation and a wholly-owned subsidiary of Holdings (the “Reorganization”).

      You have requested our opinion as to certain United States federal income tax consequences of the Reorganization. In preparing our opinion, we have reviewed and relied upon the Registration Statement as filed by the Company with the Securities and Exchange Commission on May 4, 2005, the Merger Agreement and such other documents as we deemed necessary. In our review, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, as set forth in the documents referred to above and in a representation letter provided to us by the Company. Our opinion is conditioned on, among other things, the initial and continuing accuracy of the information, statements, and representations set forth in the documents referred to above, and on the assumption that the Reorganization will occur in a manner and form consistent with the descriptions set forth in such documents.

      On the basis of the foregoing, and having regard for such legal and other considerations as we deem appropriate, we are of the opinion that the statements which constitute matters of law or legal conclusions in the Registration Statement as filed on May 4, 2005 under the captions “The Reorganization — Certain Federal Income Tax Consequences,” are correct in all material respects.

      The opinion set forth above is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated or proposed thereunder, current positions of the Internal Revenue Service (the “IRS”) contained in published revenue rulings, revenue procedures, and announcements, existing judicial decisions and other applicable authorities, all of which are subject to change, which changes may be retroactively applied. A change in the authorities upon which our opinion is based could affect our conclusions. No tax ruling has been or will be sought from the IRS with respect to any of the matters discussed herein. Unlike a ruling from the IRS, an opinion of counsel is not binding on the IRS. Hence, no assurance can be given that the opinion stated in this letter will not be successfully challenged by the IRS or that a court would reach the same conclusion. Our opinion herein is limited to matters of United States federal income tax laws. We express no opinion concerning any tax consequences of the Reorganization except as expressly set forth above.

D-1

      We consent to the filing of this opinion as an exhibit to the Registration Statement, to the reference to this firm in the sections entitled “Certain Federal Income Tax Consequences” and “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commissions promulgated thereunder.

Very truly yours,

D-2

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.     Indemnification of Directors and Officers.

General Corporation Law

      We are incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

      Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Certificate of Incorporation and By-Laws

      Our Certificate of Incorporation and By-laws provide for the indemnification of officers and directors to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Liability Insurance

      Our directors and officers are covered under directors’ and officers’ liability insurance policies maintained by us.

II-1

Item 21.	Exhibits and Financial Statement Schedules.

1.     Exhibits.

Number	Description

2.1	Agreement and Plan of Reorganization, dated as of May 4, 2005 (included as Appendix A to the Proxy Statement/Prospectus)
3.1	Certificate of Incorporation of Aether Holdings, Inc. (included as Appendix B to the Proxy Statement/Prospectus)
3.2	By-laws of Aether Holdings, Inc. (included as Appendix C to the Proxy Statement/Prospectus)
4.1	Specimen of common stock certificate of Aether Holdings, Inc.
5.1	Opinion of Kirkland & Ellis LLP as to the legality of the securities being registered
8.1	Opinion of Kirkland & Ellis LLP (included as Appendix D to the Proxy Statement/Prospectus)
23.1	Consent of Kirkland & Ellis LLP (included in Exhibits 5.1 and 8.1 to this Registration Statement)
23.2	Consent of Morris, Nichols, Arsht & Tunnell LLP (included in Exhibit 99.2)
99.1	Form of Proxy
99.2	Opinion of Morris, Nichols, Arsht & Tunnell LLP (to be filed by amendment)

Item 22.     Undertakings.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes:

to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective;

to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of the receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request; and

that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement relating to securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-2

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Aether Holdings, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland on May 4, 2005.

AETHER HOLDINGS, INC.

By:	/s/ DAVID S. OROS

Name: David S. Oros
Title: Chief Executive Officer

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David C. Reymann and David S. Oros, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

* * * *

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated:

Signatures	Capacity	Dates

/s/ David S. Oros	Director and Chief Executive Officer (principal executive officer)	May 4, 2005

/s/ David C. Reymann	Chief Financial Officer (principal financial officer and principal accounting officer)	May 4, 2005

/s/ J. Carter Beese, Jr.	Director	May 4, 2005

/s/ James T. Brady	Director	May 4, 2005

/s/ Jack B. Dunn IV	Director	May 4, 2005

Signatures	Capacity	Dates

/s/ Edward J. Mathias	Director	May 4, 2005

/s/ Truman T. Semans	Director	May 4, 2005

/s/ George P. Stamas	Director	May 4, 2005